                                                                     Exhibit 4.1

                               LAMAR MEDIA CORP.,

                                 THE GUARANTORS

                                       AND

              THE BANK OF NEW YORK TRUST COMPANY, N.A., AS TRUSTEE

                                    INDENTURE

                           DATED AS OF AUGUST 17, 2006

               6 5/8% SENIOR SUBORDINATED NOTES DUE 2015--SERIES B

                              CROSS-REFERENCE TABLE

TIA SECTION                                                    INDENTURE SECTION
-----------                                                    -----------------
310(a)(1)...................................................   7.10
   (a)(2)...................................................   7.10
   (a)(3)...................................................   N.A.
   (a)(4)...................................................   N.A.
   (a)(5)...................................................   7.10
   (b)......................................................   7.08; 7.10; 12.02
   (b)(1)...................................................   7.10
   (b)(9)...................................................   7.10
   (c)......................................................   N.A.
311(a)......................................................   7.11
   (b)......................................................   7.11
   (c)......................................................   N.A.
312(a)......................................................   2.05
   (b)......................................................   12.03
   (c)......................................................   12.03
313(a)......................................................   7.06
   (b)(1)...................................................   7.06
   (b)(2)...................................................   7.06
   (c)......................................................   7.06; 12.02
   (d)......................................................   7.06
314(a)......................................................   4.02; 4.04; 12.02
   (b)......................................................   N.A.
   (c)(1)...................................................   12.04; 12.05
   (c)(2)...................................................   12.04; 12.05
   (c)(3)...................................................   N.A.
   (d)......................................................   N.A.
   (e)......................................................   12.05
   (f)......................................................   N.A.
315(a)......................................................   7.01; 7.02
   (b)......................................................   7.05; 12.02
   (c)......................................................   7.01
   (d)......................................................   6.05; 7.01; 7.02
   (e)......................................................   6.11
316(a)(last sentence).......................................   12.06
   (a)(1)(A)................................................   6.05
   (a)(1)(B)................................................   6.04
   (a)(2)...................................................   8.02
   (b)......................................................   6.07
   (c)......................................................   8.04
317(a)(1)...................................................   6.08
   (a)(2)...................................................   6.09
   (b)......................................................   2.04; 7.12
318(a)......................................................   12.01

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions...............................................     1
Section 1.02.  Other Definitions.........................................    18
Section 1.03.  Incorporation by Reference of Trust Indenture Act.........    19
Section 1.04.  Rules of Construction.....................................    19

                                    ARTICLE 2

                                    THE NOTES

Section 2.01.  Form and Dating...........................................    20
Section 2.02.  Execution and Authentication..............................    20
Section 2.03.  Registrar and Paying Agent................................    21
Section 2.04.  Paying Agent To Hold Assets in Trust......................    22
Section 2.05.  Noteholder Lists..........................................    22
Section 2.06.  Transfer and Exchange.....................................    22
Section 2.07.  Replacement Notes.........................................    23
Section 2.08.  Outstanding Notes.........................................    24
Section 2.09.  Temporary Notes...........................................    24
Section 2.10.  Cancellation..............................................    24
Section 2.11.  Defaulted Interest........................................    24
Section 2.12.  Deposit of Moneys.........................................    25
Section 2.13.  CUSIP Number..............................................    25
Section 2.14.  Book-Entry Provisions for Global Notes....................    25
Section 2.15.  Special Transfer Provisions...............................    26

                                    ARTICLE 3

                                   REDEMPTION

Section 3.01.  Notices to Trustee........................................    28
Section 3.02.  Selection by Trustee of Notes To Be Redeemed..............    28
Section 3.03.  Notice of Redemption......................................    29
Section 3.04.  Effect of Notice of Redemption............................    29
Section 3.05.  Deposit of Redemption Price...............................    30
Section 3.06.  Notes Redeemed in Part....................................    30

                                                                            PAGE
                                                                            ----
                                    ARTICLE 4

                                    COVENANTS

Section 4.01.  Payment of Notes..........................................    30
Section 4.02.  Reports to Holders........................................    30
Section 4.03.  Waiver of Stay, Extension or Usury Laws...................    31
Section 4.04.  Compliance Certificate....................................    31
Section 4.05.  Payment of Taxes and Other Claims.........................    32
Section 4.06.  Maintenance of Properties and Insurance...................    32
Section 4.07.  Compliance with Laws......................................    32
Section 4.08.  Corporate Existence.......................................    33
Section 4.09.  Maintenance of Office or Agency...........................    33
Section 4.10.  Limitation on Additional Indebtedness and Preferred Stock
                  of Restricted Subsidiaries.............................    33
Section 4.11.  Limitation on Restricted Payments.........................    34
Section 4.12.  Limitation on Other Senior Subordinated Debt..............    36
Section 4.13.  Limitation on Certain Asset Sales.........................    36
Section 4.14.  Limitation on Transactions with Affiliates................    39
Section 4.15.  Limitation on Liens.......................................    40
Section 4.16.  Limitation on Dividends and Other Payment Restrictions
                  Affecting Subsidiaries.................................    40
Section 4.17.  Limitation on Guarantees of Certain Indebtedness..........    41
Section 4.18.  Payments for Consent......................................    41
Section 4.19.  Change of Control.........................................    41

                                    ARTICLE 5

                              SUCCESSOR CORPORATION

Section 5.01.  Limitation on Merger, Consolidation or Sale of Assets.....    43
Section 5.02.  Successor Person Substituted..............................    43

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.........................................    44
Section 6.02.  Acceleration..............................................    45
Section 6.03.  Other Remedies............................................    45
Section 6.04.  Waiver of Past Defaults and Events of Default.............    46
Section 6.05.  Control by Majority.......................................    46
Section 6.06.  Limitation on Suits.......................................    46
Section 6.07.  Rights of Holders To Receive Payment......................    46
Section 6.08.  Collection Suit by Trustee................................    47
Section 6.09.  Trustee May File Proofs of Claim..........................    47
Section 6.10.  Priorities................................................    47
Section 6.11.  Undertaking for Costs.....................................    48

                                                                            PAGE
                                                                            ----
                                    ARTICLE 7

                                     TRUSTEE

Section 7.01.  Duties of Trustee.........................................    48
Section 7.02.  Rights of Trustee.........................................    49
Section 7.03.  Individual Rights of Trustee..............................    50
Section 7.04.  Trustee's Disclaimer......................................    50
Section 7.05.  Notice of Default.........................................    50
Section 7.06.  Reports by Trustee to Holders.............................    50
Section 7.07.  Compensation and Indemnity................................    50
Section 7.08.  Replacement of Trustee....................................    51
Section 7.09.  Successor Trustee by Consolidation, Merger or Conversion..    52
Section 7.10.  Eligibility; Disqualification.............................    52
Section 7.11.  Preferential Collection of Claims Against Company.........    52
Section 7.12.  Paying Agents.............................................    52

                                    ARTICLE 8

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.  Without Consent of Holders................................    53
Section 8.02.  With Consent of Holders...................................    53
Section 8.03.  Compliance with Trust Indenture Act.......................    54
Section 8.04.  Revocation and Effect of Consents.........................    54
Section 8.05.  Notation on or Exchange of Notes..........................    55
Section 8.06.  Trustee To Sign Amendments, etc...........................    55

                                    ARTICLE 9

                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.  Discharge of Indenture....................................    55
Section 9.02.  Legal Defeasance..........................................    56
Section 9.03.  Covenant Defeasance.......................................    56
Section 9.04.  Conditions to Legal Defeasance or Covenant Defeasance.....    57
Section 9.05.  Deposited Money and U.S. Government Obligations To Be Held
                  in Trust; Other Miscellaneous Provisions...............    58
Section 9.06.  Reinstatement.............................................    59
Section 9.07.  Moneys Held by Paying Agent...............................    59
Section 9.08.  Moneys Held by Trustee....................................    59

                                                                            PAGE
                                                                            ----
                                   ARTICLE 10

                               GUARANTEE OF NOTES

Section 10.01. Guarantee.................................................    59
Section 10.02. Execution and Delivery of Guarantees......................    60
Section 10.03. Limitation of Guarantee...................................    61
Section 10.04. Additional Guarantors.....................................    61
Section 10.05. Release of Guarantor......................................    61
Section 10.06. Guarantee Obligations Subordinate to Senior Indebtedness..    61
Section 10.07. No Payment on Guarantees in Certain Circumstances.........    62
Section 10.08. Guarantee Obligations Subordinated to Prior Payment of All
                  Senior Indebtedness of Guarantors on Dissolution,
                  Liquidation or Reorganization..........................    62
Section 10.09. Holders To Be Subrogated to Rights of Holders of Senior
                  Indebtedness of Guarantors.............................    63
Section 10.10. Application of Certain Article 11 Provisions..............    64
Section 10.11. Contribution..............................................    64

                                   ARTICLE 11

                             SUBORDINATION OF NOTES

Section 11.01. Notes Subordinate to Senior Indebtedness..................    64
Section 11.02. No Payment on Notes in Certain Circumstances..............    64
Section 11.03. Notes Subordinated to Prior Payment of All Senior
                  Indebtedness on Dissolution, Liquidation or
                  Reorganization.........................................    65
Section 11.04. Holders To Be Subrogated to Rights of Holders of Senior
                  Indebtedness...........................................    66
Section 11.05. Obligations of the Company Unconditional..................    66
Section 11.06. Trustee Entitled To Assume Payments Not Prohibited in
                  Absence of Notice......................................    67
Section 11.07. Application by Trustee of Assets Deposited With It........    67
Section 11.08. Subordination Rights Not Impaired by Acts of or Omissions
                  of the Company or Holders of Senior Indebtedness.......    67
Section 11.09. Holders Authorize Trustee To Effectuate Subordination of
                  Notes..................................................    67
Section 11.10. Right of Trustee To Hold Senior Indebtedness..............    68
Section 11.11. Article 11 Not To Prevent Events of Default...............    68
Section 11.12. No Fiduciary Duty of Trustee to Holders of Senior
                  Indebtedness...........................................    68

                                   ARTICLE 12

                                  MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls..............................    68
Section 12.02. Notices...................................................    68
Section 12.03. Communications by Holders with Other Holders..............    69
Section 12.04. Certificate and Opinion as to Conditions Precedent........    69
Section 12.05. Statements Required in Certificate and Opinion............    70
Section 12.06. When Treasury Notes Disregarded...........................    70
Section 12.07. Rules by Trustee and Agents...............................    70

                                                                            PAGE
                                                                            ----
Section 12.08. Business Days; Legal Holidays.............................    70
Section 12.09. Governing Law.............................................    71
Section 12.10. No Adverse Interpretation of Other Agreements.............    71
Section 12.11. No Recourse Against Others................................    71
Section 12.12. Successors................................................    71
Section 12.13. Multiple Counterparts.....................................    71
Section 12.14. Table of Contents, Headings, etc..........................    71
Section 12.15. Separability..............................................    71
Section 12.16. Rights as Set Forth Herein................................    71

EXHIBITS

Exhibit A - Form of Face and Reverse of Initial Note......................   A-1
Exhibit B - Form of Face and Reverse of Exchange Note.....................   B-1
Exhibit C - Form of Certificate To Be Delivered in Connection with
               Transfers to Non-QIB Institutional Accredited Investors....   C-1
Exhibit D - Form of Certificate To Be Delivered in Connection with
               Transfers Pursuant to Rule 144A............................   D-1
Exhibit E - Form of Certificate To Be Delivered in Connection with
               Transfers Pursuant to Regulation S.........................   E-1

          INDENTURE, dated as of August 17, 2006, among LAMAR MEDIA CORP., a Delaware corporation, as Issuer (the "Company"), the GUARANTORS (as hereinafter defined), and THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee (the "Trustee").

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Company's 6 5/8% Senior Subordinated Notes due 2015--Series B, issued on the date hereof (the "Initial Notes"), (ii) when and if issued, an unlimited principal amount of Additional Notes, and (iii) when and if issued pursuant to a registered exchange for Notes, the Company's 6 5/8% Senior Subordinated Notes due 2015--Series B (the "Exchange Notes"):

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

          "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

          "Additional Notes" means an unlimited principal amount of Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections
2.02 and 4.10 hereof, as part of the same series as the Initial Notes.

          "Adjusted Net Assets" of a Guarantor at any date means the lesser of
(x) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee of such Guarantor at such date and
(y) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

          "Advertising Displays" mean all posters, signs (including logo sign structures), billboards and other outdoor advertising displays and related contracts and sites therefor owned or leased (as lessee) by the Company and the Restricted Subsidiaries.

          "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

          "Agent" means any Registrar, Paying Agent, co-registrar or agent for service of notices and demands.

          "Asset Acquisition" means (i) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated or merged with the Company or any Restricted Subsidiary or (ii) the acquisition by the Company or any Restricted Subsidiary of assets of any Person.

          "Asset Sale" means the sale, transfer or other disposition (other than to the Company or any of the Restricted Subsidiaries) in any single transaction or series of related transactions having a fair market value in excess of $10 million of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary, (b) all or substantially all of the assets of any business owned by the Company or any Restricted Subsidiary or a division, line of business or comparable business segment of the Company or any Restricted Subsidiary or (c) any other assets or property of the Company or of any Restricted Subsidiary (whether real or personal property). For purposes of this definition, the term Asset Sale shall not include any sale, transfer or other disposition that is (i) governed by and made in accordance with Section 5.01, (ii) to the Company or a Restricted Subsidiary that is a Guarantor, or (iii) involving obsolete, worn-out, excess or redundant equipment.

          "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash received by the Company or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale (including, without limitation, reasonable attorneys' fees and expenses), and (c) deduction of appropriate amounts to be provided by the Company or such Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or such Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other noncash consideration received by the Company or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or noncash consideration into cash.

          "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clauses (iii)(a) or (iii)(b) of Section 4.13(a), and which have not been the basis for an Excess Proceeds Offer in accordance with clause (iii)(c), in each case, of such Section 4.13(a).

          "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing
(i) the sum of the products of (a) the number of years (or any fraction thereof) from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

          "Board of Directors" means the Board of Directors of the Company or a Guarantor, as appropriate, or any committee authorized to act therefor.

          "Board Resolution" means a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of the Company or a Guarantor, as appropriate, and to be in full force and effect, and delivered to the Trustee.

          "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

          "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

          "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total voting power of all Voting Stock of Parent; provided, however, that the Permitted Holders (i) "beneficially own" (as so defined) a lower percentage of such total voting power with respect to the Voting Stock than such other "person" or "group" and (ii) do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Parent; (b) the Company or Parent consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company or Parent, as the case may be, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company or Parent, as the case may be, is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company or Parent, as the case may be, is converted into or exchanged for (1) Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could then be paid by the Company or Parent, as the case may be, as a Restricted Payment under this Indenture, or a combination thereof, and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total voting power of all Voting Stock of the surviving or transferee corporation; (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Parent was approved by a vote of at least 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Parent then in office; (d) the Company is liquidated or dissolved or adopts a plan of liquidation; or (e) at any time, the Company ceases to be a directly or indirectly wholly-owned subsidiary of Parent.

          "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

          "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor and any other primary obligor on the Notes.

          "Company Request" means any written request signed in the name of the Company by its Chief Executive Officer, its President, any Vice President, its Chief Financial Officer or its Treasurer and attested to by the Secretary or any Assistant Secretary of the Company.

          "Consolidated Interest Expense" means, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for the Company and its Restricted Subsidiaries on a consolidated basis (including, but not limited to, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales) but excluding interest in respect of Mirror Loan Indebtedness) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus an amount equal to the product of
(a) the aggregate dividends paid on Disqualified Capital Stock during such period and (b) a fraction, the numerator of which is one and the denominator of which is one minus the Company's then effective combined tax rate, to the extent paid; provided, however, that "Consolidated Interest Expense" shall exclude the amortization of deferred financing fees and exclude any and all interest accrued or paid or payable with respect thereto.

          "Consolidated Net Income" means, for any period, the aggregate of the Net Income of the Company and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that
(a) the Net Income of any Person (the "other Person") in which the Company or any of its Restricted Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of the Company in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Company or such Restricted Subsidiary, (b) the Net Income of any Restricted Subsidiary (other than a Guarantor) that is subject to any restriction or limitation (assuming no waiver or satisfaction thereof shall have occurred) on the payment of dividends or the making of other distributions (other than pursuant to the Notes or this Indenture or under the Senior Credit Facility) shall be excluded to the extent of such restriction or limitation, except that to the extent that any such restriction or limitation results solely from covenant limitations under any SBA Indebtedness, there shall not be deducted that portion of such Restricted Subsidiary's Net Income which exceeds the outstanding aggregate principal amount of such SBA Indebtedness, (c) any net gain (but not loss) resulting from an Asset Sale by the Company or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded, and (d) extraordinary gains and losses shall be excluded.

          "Consolidated Net Tangible Assets" means the book value of the assets of the Company and its Restricted Subsidiaries (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, permits, goodwill and other intangible assets classified as such in accordance with GAAP) after all applicable deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization) less all liabilities (excluding liabilities in respect of Mirror Loan Indebtedness) of the Company and its Restricted Subsidiaries determined in accordance with GAAP.

          "Convertible Notes" means the 2 7/8% Convertible Notes due 2010 issued by Parent on June 16, 2003.

          "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 10161 Centurion Parkway, Jacksonville, FL 32256.

          "Cumulative Consolidated Interest Expense" means, as of any date of determination, Consolidated Interest Expense of the Company from the Existing Notes Issue Date to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

          "Cumulative EBITDA" means, as of any date of determination, EBITDA of the Company from the Existing Notes Issue Date to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

          "Default" means any event that is, or with the passing of time or giving of notice or both would be, an Event of Default.

          "Depository" means, with respect to Global Notes, the Person designated as Depository until a successor Depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depository" shall mean each Person who is then a Depository hereunder, and if at any time there is more than one such Person, such Persons.

          "Designated Senior Indebtedness," as to the Company or any Guarantor, as the case may be, means any Senior Indebtedness (a) under or in respect of the Senior Credit Facility, or (b) which at the time of determination exceeds $10 million in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility, and (i) which is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" and (ii) as to which the Trustee has been given written notice of such designation.

          "Disqualified Capital Stock" means any Capital Stock of the Company or any Restricted Subsidiary which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness.

          "EBITDA" means, for any Person, for any period, an amount determined in accordance with GAAP equal to (a) the sum of, without duplication, (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) to the extent it reduces Consolidated Net Income during such period, Consolidated Interest Expense for such period, plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash items reducing Consolidated Net Income for such period, minus (b) all non-cash items increasing Consolidated Net Income for such period.

          "Equity Offerings" means an offering by Parent or the Company of shares of its Capital Stock (however designated and whether voting or non-voting but excluding Disqualified Capital Stock) and any and all rights, warrants or options to acquire such common stock pursuant to a registration statement registered pursuant to the Securities Act, in the case of such offerings by the Parent the proceeds of which are contributed to the Company as common equity, other than (i) public offerings with respect to Capital Stock of the Parent registered on Form S-4 or Form S-8 or (ii) an issuance to any Subsidiary of the Parent or the Company.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Offer" shall have the meaning set forth in the Registration Rights Agreement.

          "Existing Notes Issue Date" means December 23, 2002.

          "fair market value" means, unless otherwise specified, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Company delivered to the Trustee.

          "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

          "Global Note" shall have the meaning set forth in Section 2.01.

          "Guarantee" means the guarantee of the Obligations of the Company with respect to the Notes by each Guarantor pursuant to the terms of Article 10 hereof.

          "Guaranteed Permitted Unrestricted Subsidiary Obligations" shall have the meaning set forth in the definition of "Investments."

          "Guarantor" means each domestic Subsidiary of the Company listed on the signature pages of this Indenture and each Subsidiary which thereafter guarantees payment of the Notes and the Exchange Notes pursuant to the covenant described under Section 4.17.

          "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

          "incur" means, with respect to any Indebtedness or other obligation of any Person, to directly or indirectly create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become directly or indirectly liable with respect to (including as a result of an Asset Acquisition), or otherwise become responsible for, contingently or otherwise any Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

          "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included:

          (i) any Capitalized Lease Obligations of such Person;

          (ii) obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligations so secured);

          (iii) guarantees of obligations of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor);

          (iv) all obligations for the reimbursement of any obligor on any banker's acceptance or for reimbursement of any obligor on any letter of credit with respect to drawings made thereunder and not yet reimbursed;

          (v) in the case of the Company, Disqualified Capital Stock of the Company or any Restricted Subsidiary;

          (vi) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP); and

          (vii) the outstanding amount of any Guaranteed Permitted Unrestricted Subsidiary Obligations; provided, however that obligations in respect of performance and surety bonds and in respect of reimbursement obligations for undrawn letters of credit (whether or not secured by a lien) supporting insurance arrangements and performance and surety bonds, each incurred in the ordinary course of business and not as a part of a financing transaction, for the benefit of the Company or any Restricted Subsidiary, shall not be considered Indebtedness for purposes of this Indenture.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, (a) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (b) that Indebtedness shall not include any liability for Federal, state, local or other taxes.

          "Indenture" means this Indenture as amended, restated or supplemented from time to time.

          "Initial Purchasers" means J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC, BNP Paribas Securities Corp., Calyon Securities (USA) Inc. and BNY Capital Markets, Inc.

          "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

          "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

          "Investments" means:

          (x) directly or indirectly, any advance (other than a deposit of funds in connection with an acquisition provided that either such acquisition is consummated by or through a Restricted Subsidiary or such deposit is returned to the Person that made it), account receivable (other than an account receivable arising in the ordinary course of business), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person; and

          (y) any Permitted Unrestricted Subsidiary Obligation to the extent it is guaranteed by the Company or a Restricted Subsidiary or otherwise is recourse to or obligates the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof ("Guaranteed Permitted Unrestricted Subsidiary Obligations").

Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

          "Issue Date" means August 17, 2006

          "Junior Security" means any securities of the Company or any other Person that are (i) equity securities without special covenants or (ii) subordinated in right of payment to all Senior Indebtedness of the Company or any Guarantor, as the case may be, to substantially the same extent as, or to a greater extent than, the Notes are subordinated as provided in this Indenture, in any event issued pursuant to a court order so providing and as to which:

          (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Notes on the date of this Indenture;

          (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Notes on the date of this Indenture; and

          (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness of the Company or Guarantor, as the case may be (as modified by the plan of reorganization or readjustment pursuant to which such securities are issued).

          "Leverage Ratio" means the ratio of:

          (i) the sum of the aggregate outstanding amount of (x) Indebtedness of the Company and the Restricted Subsidiaries (other than Mirror Loan Indebtedness) and (y) except to the extent included in the previous clause
     (x), the aggregate liquidation preference of any Preferred Stock of the Company's Restricted Subsidiaries as of the date of determination on a consolidated basis in accordance with GAAP to

          (ii) the Company's EBITDA for the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of determination for which financial statements are available.

For purposes of this definition, the Company's "EBITDA" shall be calculated on a pro forma basis after giving effect to any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring, assuming or otherwise becoming liable for Indebtedness and the application of Asset Sale Proceeds) at any time on or subsequent to the first day of the Four Quarter Period and on or prior to the date of determination, as if such Asset Sale or Asset Acquisition (including any EBITDA associated with such Asset Acquisition and including any pro forma expense and cost reductions determined in accordance with Article 11 of Regulation S-X relating to such Asset Acquisition) occurred on the first day of the Four Quarter Period.

          "Lien" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

          "Maturity Date" means August 15, 2015.

          "Mirror Loan Indebtedness" means unsecured Indebtedness of the Company to the Parent in respect of the Subordinated Note dated September 30, 2005 as such Subordinated Note may be refinanced, replaced or amended and restated.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Net Income" means with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

          "Net Proceeds" means:

          (a) in the case of any sale of Capital Stock of or Indebtedness by the Parent or the Company, the aggregate net cash proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, and

          (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company in connection therewith).

          "Non-U.S. Person" means a Person who is not a U.S. Person as defined in Regulation S under the Securities Act.

          "Notes" means the securities that are issued under this Indenture, as amended or supplemented from time to time pursuant to this Indenture, including the Initial Notes, the Additional Notes and the Exchange Notes.

          "Obligations" means, with respect to any Indebtedness, including any Guarantee, any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other expenses payable under the documentation governing such Indebtedness or Guarantee.

          "Officer" means the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Company or a Guarantor, or any other officer designated by the Board of Directors of the Company or such Guarantor, as the case may be.

          "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President, and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of this Indenture.

          "Opinion of Counsel" means a written opinion from legal counsel which counsel is reasonably acceptable to the Trustee.

          "Parent" means Lamar Advertising Company.

          "Permitted Business" means any business in which the Company or its Restricted Subsidiaries are engaged on the date of this Indenture and any other business related, incidental, complementary or ancillary thereto, and any unrelated business to the extent that it is not material in size as compared with the Company and its Restricted Subsidiaries' business as a whole.

          "Permitted Dividend Encumbrances" means encumbrances or restrictions:

          (a) existing on the Issue Date,

          (b) arising by reason of Acquired Indebtedness of any Restricted Subsidiary existing at the time such Person became a Restricted Subsidiary; provided, however, that such encumbrances or restrictions were not created in anticipation of such Person becoming a Restricted Subsidiary and are not applicable to the Company or any of the other Restricted Subsidiaries,

          (c) arising under Indebtedness incurred under the Senior Credit Facility,

          (d) arising under Refinancing Indebtedness; provided, however, that the terms and conditions of any such restrictions are no less favorable to the Holders of Notes than those under the Indebtedness being refinanced,

          (e) customary provisions restricting the assignment of any contract or interest of the Company or any Restricted Subsidiary,

          (f) existing under an agreement relating to SBA Indebtedness,

          (g) existing under an agreement relating to any Permitted Lien referred to in clause (iv) of the definition of "Permitted Liens"; provided, however, that such encumbrance or restriction only relates to the assets or property subject to such Permitted Lien,

          (h) imposed by applicable law,

          (i) imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or of any assets of a Restricted Subsidiary; provided, however, such encumbrances and restrictions apply solely to such Capital Stock or assets of such Restricted Subsidiary which are the subject of such binding agreement,

          (j) on cash or other deposits or net worth imposed pursuant to customer contracts entered into in the ordinary course of business,

          (k) arising under Indebtedness (other than Indebtedness described in clause (b), (c), (d) or (f) above) permitted to be incurred pursuant to this Indenture; provided, however, that the terms and conditions of any such encumbrances or restrictions are no more restrictive than the terms and conditions of any encumbrances or restrictions arising under the Notes, or

          (l) imposed with respect to the distribution or disposition of assets or property in joint venture agreements or other similar agreements entered into in the ordinary course of business.

          "Permitted Holders" means (x) any of Charles Switzer, Charles W. Lamar, III, Kevin P. Reilly, Sr., members of their immediate families or any lineal descendant of any of the foregoing and the immediate families of any such lineal descendant, (y) any trust or partnership, to the extent it is for the benefit of any of the foregoing or (z) any Person or group of Persons controlled by any of the foregoing.

          "Permitted Indebtedness" means:

          (i) Indebtedness of the Company and any Restricted Subsidiaries which are Guarantors pursuant to the Senior Credit Facility in an aggregate principal amount not to exceed $1.3 billion, less the aggregate amount of all permanent repayments thereunder made in accordance with Section 4.14 and guarantees of such Indebtedness by Restricted Subsidiaries that are Guarantors;

          (ii) Indebtedness under the Notes, the Guarantees and the Exchange Notes;

          (iii) Indebtedness not covered by any other clause of this definition which is outstanding on the date of this Indenture;

          (iv) Indebtedness of the Company to any Wholly-Owned Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or another Restricted Subsidiary;

          (v) Purchase Money Indebtedness and Capitalized Lease Obligations incurred by the Company or any Restricted Subsidiary to acquire or lease property in the ordinary course of business; provided, however, that (a) the aggregate amount of such Purchase Money Indebtedness and Capitalized Lease Obligations outstanding at any time shall not exceed the greater of
     (x) 5% of the Company's Consolidated Net Tangible Assets, at the time of the incurrence of any such Purchase Money Indebtedness or Capitalized Lease Obligations or (y) $50 million, and (b) in each case, such Purchase Money Indebtedness or Capitalized Lease Obligation, as the case may be, would not constitute more than 100% of the cost (determined in accordance with GAAP) of the property so purchased or leased plus reasonable fees and expenses incurred in connection therewith;

          (vi) Interest Rate Agreements and any guarantees thereof;

          (vii) Refinancing Indebtedness; and

          (viii) additional Indebtedness of the Company or any Restricted Subsidiary that is a Guarantor not to exceed $50 million in principal amount outstanding at any time.

          "Permitted Investments" means, for any Person, Investments made on or after the date of this Indenture consisting of:

          (i) Investments by the Company or by a Restricted Subsidiary in the Company or a Restricted Subsidiary which is a Guarantor;

          (ii) Temporary Cash Investments;

          (iii) Investments by the Company or by a Restricted Subsidiary in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary which is a Guarantor or (B) such

     Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary which is a Guarantor;

          (iv) an Investment that is made by the Company or a Restricted Subsidiary in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under Section 4.13 hereof; and

          (v) Investments in Permitted Joint Ventures in an amount not to exceed $10.0 million.

          "Permitted Joint Ventures" means a corporation, partnership or other entity (other than a Subsidiary) engaged in one or more Permitted Businesses in respect of which the Company or a Restricted Subsidiary (a) beneficially owns at least 5% of the shares of Capital Stock of such entity and (b) either is a party to an agreement empowering one or more parties to such agreement (which may or may not be the Company or a Subsidiary), or is a member of a group that, pursuant to the constituent documents of the applicable corporation, partnership or other entity, has the power to direct the policies, management and affairs of such entity.

          "Permitted Liens" means (i) Liens existing on the Issue Date, (ii) Liens on property or assets of, or any shares of stock of, or interests in, or secured debt of, any Person existing at the time such Person becomes a Restricted Subsidiary or at the time such Person is merged into the Company or any of the Restricted Subsidiaries; provided, however, that such Liens are not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or merging into the Company or any of the Restricted Subsidiaries, (iii) Liens in favor of the Company or any of the Restricted Subsidiaries, (iv) Liens to secure Purchase Money Indebtedness that is otherwise permitted under this Indenture; provided, however, that any such Lien is created solely for the purpose of securing such Purchase Money Indebtedness and does not extend to or cover any Property other than such item of Property and any improvements on such item, (v) Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings, (vi) Liens securing Senior Indebtedness of the Company and the Guarantors, (vii) Permitted Dividend Encumbrances and (viii) Liens securing Indebtedness in an aggregate principal amount not to exceed $1 million outstanding at any time.

          "Permitted Unrestricted Subsidiary Obligations" shall have the meaning specified in the definition of "Unrestricted Subsidiary."

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

          "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

          "Private Placement Legend" means the legend set forth under such caption in the form of Initial Note in Exhibit A hereto.

          "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) under GAAP.

          "Purchase Agreement" means the Purchase Agreement dated August 14, 2006 among the Company, the Initial Purchasers and the Guarantors.

          "Purchase Money Indebtedness" means any Indebtedness incurred by a Person to finance the cost (including the cost of construction or improvement and in the case of any Capitalized Lease Obligation, the lease) of any real or personal property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

          "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to this Indenture.

          "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness of the Company or the Restricted Subsidiaries outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or the Restricted Subsidiaries pursuant to the terms of this Indenture (other than pursuant to clauses (i), (iv), (v), (vi) and (vii) of the definition of "Permitted Indebtedness"), but only to the extent that:

          (i) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended;

          (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or
     (b) after the maturity date of the Notes,

          (iii) the portion of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes;

          (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of any premium required to be paid in connection with such refunding, refinancing or extension pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Board of Directors of the Company as necessary to accomplish such refunding, refinancing or extension by means of a tender offer or privately negotiated purchase and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness; and

          (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that the Company may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Wholly-Owned Restricted Subsidiary.

          "Registration Rights Agreement" means (a) the Registration Rights Agreement dated as of the Issue Date by and among the Initial Purchasers, the Company and the Guarantors, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof, and (b) with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

          "Responsible Officer" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Payment" means any of the following:

          (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock), and (y) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Wholly-Owned Restricted Subsidiary);

          (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of the Restricted Subsidiaries (other than Capital Stock owned by the Company or a Wholly-Owned Restricted Subsidiary);

          (iii) the making of (a) any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness (other than Mirror Loan Indebtedness) which is subordinated or pari passu in right of payment to the Notes that is outstanding on the Issue Date or any Refinancing Indebtedness that refinances such Indebtedness and (b) any interest payment on the Mirror Loan Indebtedness;

          (iv) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment;

          (v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary to the extent set forth in the definition of Unrestricted Subsidiary; and

          (vi) forgiveness of any Indebtedness of an Affiliate of the Company (other than a Wholly-Owned Restricted Subsidiary) to the Company or a Restricted Subsidiary.

For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

          "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date (other than Missouri Logos, a Partnership). The Board of Directors of the Company may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary of the Company as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.10 and no Default or Event of Default shall have occurred and be continuing.

          "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

          "SBA Indebtedness" means Indebtedness incurred pursuant to the United States Small Business Administration Disaster Relief Loan program or any similar loan program; provided, however, that such Indebtedness shall at all times be prepayable without penalty at the option of the obligor.

          "SEC" means the United States Securities and Exchange Commission as constituted from time to time or any successor performing substantially the same functions.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Credit Facility" means the Credit Agreement dated as of September 30, 2005, as amended to date, among the Company, the guarantors parties thereto, the several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent and the other agents party thereto, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing, consolidating or otherwise restructuring (including increasing the amount of available borrowings thereunder pursuant to incremental facilities or otherwise or adding Subsidiaries of the Company as additional guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of Indebtedness that may be incurred thereunder.

          "Senior Indebtedness" means the principal of and premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowable claim in such proceeding) on, and any and all other fees, charges, expense reimbursement obligations, and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with:

          (a) all obligations owed to lenders under the Senior Credit Facility;

          (b) all obligations with respect to any Interest Rate Agreement;

          (c) all obligations to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

          (d) all other current or future Indebtedness which does not provide that it is to rank pari passu with or subordinate to the Notes or the Guarantees; and

          (e) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above.

Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include:

          (i) Indebtedness of the Company to any of its Subsidiaries or Indebtedness of any Subsidiary of the Company to the Company or any other Subsidiary of the Company;

          (ii) Indebtedness represented by the Notes and the Guarantees;

          (iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness;

          (iv) to the extent it constitutes Indebtedness, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business;

          (v) Indebtedness represented by Disqualified Capital Stock; or

          (vi) that portion of any Indebtedness which is incurred in violation of this Indenture,

provided, however, that in the case of any Indebtedness (regardless of whether or not such Indebtedness is incurred pursuant to Section 4.10), such Indebtedness shall not be deemed to have been incurred in violation of this Indenture if the holder(s) of such Indebtedness or their agent or representative shall have received a representation from the Company to the effect that the incurrence of such Indebtedness does not violate the provisions of this Indenture (but nothing in this clause (vi) shall preclude the existence of any Default or Event of Default in the event that such Indebtedness is in fact incurred in violation of this Indenture).

          "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

          "Subsidiary" means, with respect to any Person:

          (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

          "Temporary Cash Investments" or "cash equivalents" means:

          (i) United States dollars;

          (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

          (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $250.0 million and a Thompson Bank Watch Rating of "B" or better;

          (iv) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above;

          (v) commercial paper or marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case, having one of the two highest ratings obtainable from Moody's or S&P and in each case maturing within one year after the date of acquisition; and

          (vi) money market funds at least 95% of the assets of which constitute cash equivalents of the kinds described in clauses (i) through (v) of this definition.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Section 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in
Section 8.03 hereof).

          "Transfer Restricted Notes" means Notes that bear or are required to bear the Private Placement Legend.

          "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

          "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of the Company which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company, but only so long as:

          (i) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Unrestricted Subsidiary (other than obligations in respect of performance and surety bonds and in respect of reimbursement obligations for undrawn letters of credit supporting insurance arrangements and performance and surety bonds, each incurred in the ordinary course of business and not as part of a financing transaction (collectively, "Permitted Unrestricted Subsidiary Obligations")) (A) is guaranteed by the Company or any Restricted Subsidiary, or (B) is recourse to or obligates the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to satisfaction thereof,

          (ii) such Unrestricted Subsidiary has no Indebtedness or any other obligation (other than Permitted Unrestricted Subsidiary Obligations) that, if in default in any respect (including a payment default), would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, and

          (iii) no Default or Event of Default shall have occurred and be continuing. Any designation of a Subsidiary as an Unrestricted Subsidiary shall be deemed a Restricted Payment in an amount equal to the fair market value of such Subsidiary (as determined in good faith by the Board of Directors of the Company) and any such designation shall be permitted only if it complies with Section 4.11. The Trustee shall be given prompt notice by the Company of each resolution adopted by the Board of Directors of the Company pursuant to the foregoing sentence, together with a copy of each such resolution adopted.

          "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

          "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof to vote under ordinary circumstances in the election of members of the Board of Directors or other similar governing body of such Person.

          "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the outstanding Voting Stock (other than directors' qualifying shares) of which is owned, directly or indirectly, by the Company.

Section 1.02. Other Definitions.

          The definitions of the following terms may be found in the Sections indicated as follows:

                                                                     DEFINED
TERM                                                                IN SECTION
----                                                             ---------------
"Affiliate Transaction" ......................................   4.14(a)
"Bankruptcy Law" .............................................   6.01
"Business Day" ...............................................   12.08
"Change of Control Date" .....................................   4.19(a)
"Change of Control Offer" ....................................   4.19(a)
"Change of Control Purchase Date" ............................   4.19(a)
"Change of Control Purchase Price" ...........................   4.19(a)
"Covenant Defeasance" ........................................   9.03
"Custodian" ..................................................   6.01
"Event of Default" ...........................................   6.01
"Excess Proceeds Offer" ......................................   4.13(a)(iii)(c)
"Exchange Notes" .............................................   Preamble
"Funding Guarantor" ..........................................   10.11
"Global Note" ................................................   2.01(c)
"Guarantee Payment Blockage Period" ..........................   10.07(c)
"Guarantor Payment Default" ..................................   10.07(a)
"Guarantor Payment Notice" ...................................   10.07(b)
"IAI" ........................................................   2.01(c)
"IAI Global Notes ............................................   2.01(c)
"Initial Notes" ..............................................   Preamble
"Legal Defeasance" ...........................................   9.02
"Legal Holiday" ..............................................   12.08
"Offer Period" ...............................................   4.13(b)(1)
"Pari Passu Excess Proceeds Offer" ...........................   4.13(a)(iii)(c)
"Paying Agent" ...............................................   2.03
"Payment Blockage Period" ....................................   11.02(b)
"Payment Default" ............................................   11.02(a)
"Payment Notice" .............................................   11.02(b)
"Purchase Date" ..............................................   4.13(b)(3)
"QIB" ........................................................   2.01(c)
"QIB Global Note" ............................................   2.01(c)

                                                                     DEFINED
TERM                                                                IN SECTION
----                                                             ---------------
"Registrar" ..................................................   2.03
"Regulation S" ...............................................   2.01(c)
"Regulation S Global Notes" ..................................   2.01(c)
"Reinvestment Date" ..........................................   4.13(a)(iii)(c)
"Replacement Assets" .........................................   4.13(a)(iii)(c)
"Resale Restriction Termination Date" ........................   2.15(a)(i)
"Rule 144A" ..................................................   2.01(c)
"Surviving Entity" ...........................................   5.01(a)(i)
"Tax Payments" ...............................................   4.14(b)(v)
"U.S. Global Notes" ..........................................   2.01(c)

Section 1.03. Incorporation by Reference of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Notes or the Guarantees, as appropriate.

          "indenture securityholder" means a Noteholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor on the indenture securities" means the Company, the Guarantors or any other obligor on the Notes or the Guarantees.

          All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC Rule have the meanings therein assigned to them.

Section 1.04. Rules of Construction.

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular; and

          (5) words used herein implying any gender shall apply to every gender.

                                    ARTICLE 2

                                    THE NOTES

Section 2.01. Form and Dating.

          (a) The Initial Notes (including Global Notes) and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is incorporated in and made part of this Indenture. Any Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company may use "CUSIP" numbers in issuing the Notes. The Company shall approve the form of the Notes. Each Note shall be dated the date of its authentication.

          (b) The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          (c) The Initial Notes issued on the date hereof are being offered and sold by the Company pursuant to the Purchase Agreement. The Initial Notes will be offered and sold by the Initial Purchasers only (i) to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act ("Rule 144A")) ("QIBs") and (ii) in reliance on Regulation S under the Securities Act ("Regulation S"). After such initial offers and sales, Initial Notes that are Transfer Restricted Notes may be transferred to, among others, QIBS in reliance on Regulation S and to institutional "Accredited Investors" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) ("IAIs") in accordance with certain transfer restrictions. Initial Notes that are offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A (collectively, the "QIB Global Note") deposited with the Trustee, as custodian for the Depository, duly executed by the Company (and the Guarantors will execute the Guarantees endorsed thereon) and authenticated by the Trustee as hereinafter provided. Initial Notes that are offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more Global Notes substantially in the form set forth in Exhibit A (the "Regulation S Global Note") duly executed by the Company (and the Guarantors will execute the Guarantees endorsed thereon) and authenticated by the Trustee as hereinafter provided, shall be deposited with the Trustee, as custodian for the Depository. Initial Notes resold or otherwise transferred to IAIs shall be issued substantially in the form set forth in Exhibit A (collectively, the "IAI Global Note" and, together with the QIB Global Note, the "U.S. Global Notes"). The QIB Global Note, the Regulation S Global Note and the IAI Global Note (each a "Global Note") shall each be issued with separate CUSIP numbers. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee. Transfers of Initial Notes between QIBs and IAIs and to or by purchasers pursuant to Regulation S shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Notes, as more fully provided in Section 2.14.

Section 2.02. Execution and Authentication.

          The Notes shall be executed on behalf of the Company by one Officer of the Company and the Guarantees shall be executed on behalf of the Guarantors by one Officer of each of the Guarantors.

          Such signature may be either manual or facsimile. The Company's seal may be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

          If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

          A Note shall not be valid until the Trustee manually signs the certificate of authentication pertaining to the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee or an authenticating agent shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $216,000,000, (ii) Additional Notes in an unlimited principal amount (so long as permitted by the terms of this Indenture, including, without limitation, Section 4.10) and (iii) Exchange Notes (x) in exchange for a like principal amount of Initial Notes or (y) in exchange for a like principal amount of Additional Notes, in each case upon a Company Request. With respect to a Company Request for authentication pursuant to clause (ii) or (iii) of the first sentence of this paragraph, the first such written order from the Company shall be accompanied by an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee. The Notes shall be issuable only in registered form without coupons and only in denominations of $2,000 and integral multiples of $1,000.

          The Company Request directing the authentication and delivery of Notes shall specify whether such Notes shall be issued in the form of Notes or Global Notes. Such Company Request shall specify the amount, series and CUSIP of the Notes to be authenticated, the date on which the original issue of the Notes is to be authenticated and whether the Notes are to be Initial Notes or Exchange Notes. If the Company Request specifies that the Notes are to be issued in the form of one or more Global Notes, then the Company shall execute (and the Guarantors will execute the Guarantees endorsed thereon) and the Trustee shall, in accordance with this Section and such Company Request, authenticate and deliver one or more Global Notes that:

          (a) shall be registered in the name of the Depository or a nominee of such Depository,

          (b) shall, at the instruction of the Initial Purchasers, be delivered by the Trustee to the Depository or held by the Trustee as custodian for the Depository, and

          (c) shall include and bear a legend substantially to the effect that unless and until it is exchanged in whole or in part for Notes, such Global Notes may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          The Depository must, at the time of its designation and at all times when it serves as Depository, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Any appointment shall be evidenced by instrument signed by an authorized officer of the Trustee, a copy of which shall be furnished to the Company. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.03. Registrar and Paying Agent.

          The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), an office or agency located in the Borough of Manhattan, City of New York, State of New York where Notes may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Company or any Guarantor in respect of the Notes, Guarantees and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. Neither the Company nor any Affiliate of the Company may act as Paying Agent. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Noteholder.

          The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such. The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes and the office or agency in the Borough of Manhattan for purposes of this
Section 2.03 and 4.09 shall initially be:

               The Bank of New York Trust Company, N.A.
               101 Barclay St.
               New York, NY 10286

Section 2.04. Paying Agent To Hold Assets in Trust.

          The Trustee as Paying Agent shall, and the Company shall require each Paying Agent other than the Trustee to agree in writing that, subject to Articles 10 and 11, each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee in writing of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment default with respect to the Notes, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

Section 2.05. Noteholder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee as of each record date and on or before each related Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

Section 2.06. Transfer and Exchange.

          Subject to the provisions of this Section 2.06, when a Note is presented to the Registrar with a request to register the transfer thereof, the Registrar shall register the transfer as requested if the requirements of applicable law are met and, when Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall make the exchange as requested. To permit transfers and exchanges, upon surrender of any Note for registration of transfer at the office or agency maintained pursuant to Section 2.03 hereof, subject to the provisions of this Section 2.06, the Company shall execute (and the Guarantors will execute the Guarantees endorsed thereon) and the Trustee shall authenticate Notes at the Registrar's request.

          Notwithstanding any other provision of this Section 2.06, unless and until it is exchanged in whole or in part for Notes, a Global Note may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          If (i) the Depository is at any time unwilling, unable or ineligible to continue as Depository or ceases to be registered as a clearing agency under the Exchange Act and a successor Depository is not appointed by the Company within 90 days of the date the Company is so informed in writing or becomes aware of the same or (ii) an Event of Default has occurred and is continuing, the Company promptly will execute (and the Guarantors will execute the Guarantees endorsed thereon) and deliver to the Trustee Notes, and the Trustee, upon receipt of a Company Request for the authentication and delivery of such Notes (which the Company will promptly execute and deliver to the Trustee), will authenticate and deliver Notes, without charge, in an aggregate principal amount equal to the principal amount of the outstanding Global Notes, in exchange for and upon surrender of all such Global Notes.

          In any exchange provided for in the preceding paragraph, the Company will execute (and the Guarantors will execute the Guarantees endorsed thereon) and the Trustee will authenticate and deliver Notes in the authorized denominations provided by Section 2.01.

          Upon the exchange of a Global Note for Notes, such Global Note shall be canceled by the Trustee. Definitive Notes issued in exchange for Global Notes pursuant to this Section 2.06 shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.

          All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration or transfer or exchange.

          Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar or a co-Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or a co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          Any exchange or transfer shall be without charge, except that the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.09, 3.06, 4.13, 4.19 or 8.05 hereof. The Trustee shall not be required to register transfers of Notes or to exchange Notes for a period of 15 days before selection of any Notes to be redeemed. The Trustee shall not be required to exchange or register transfers of any Notes called or being called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Section 2.07. Replacement Notes.

          If a mutilated Note is surrendered to the Trustee or if the Holder of a Note presents evidence to the satisfaction of the Company and the Trustee that the Note has been lost, destroyed or wrongfully taken, the

Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. An indemnity bond or other security or indemnity may be required by the Company and/or the Trustee that is sufficient in the judgment of the Company and/or the Trustee to protect, indemnify and hold harmless the Company, the Trustee or any Agent from any loss (however remote) which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note is an additional obligation of the Company.

Section 2.08. Outstanding Notes.

          Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.

          If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding until the Company and the Trustee receive proof satisfactory to each of them that the replaced
Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

          If a Paying Agent holds on a Redemption Date or Maturity Date money sufficient to pay the principal of, premium, if any, and accrued interest on Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

          Subject to Section 12.06, a Note does not cease to be outstanding solely because the Company or an Affiliate holds the Note.

Section 2.09. Temporary Notes.

          Until Global Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form, and shall carry all rights, of Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Global Notes in exchange for temporary Notes presented to it.

Section 2.10. Cancellation.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. At the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and at the written request of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. If the Company or any Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.10.

Section 2.11. Defaulted Interest.

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted amounts, plus any interest payable on defaulted amounts pursuant to Section 4.01 hereof, to the persons who are Noteholders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the special record date, the Company shall mail or cause to be mailed to each Noteholder, with a copy to the Trustee, a notice that states the special record date, the payment date, and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

Section 2.12. Deposit of Moneys.

          Prior to 10:00 a.m., New York City time, on each Interest Payment Date and on the Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or on the Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or on the Maturity Date, as the case may be.

Section 2.13. CUSIP Number.

          The Company in issuing the Notes may use one or more "CUSIP" numbers, and if so, the Trustee shall use the CUSIP number(s) in notices of redemption or exchange as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number(s) printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.

Section 2.14. Book-Entry Provisions for Global Notes.

          (a) Each Global Note initially shall (i) be registered in the name of the Depository for such Global Note or the nominee of such Depository and (ii) be delivered to the Trustee as custodian for such Depository.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under such Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trustee or the Company from giving effect to any written certification, proxy or other authorization furnished by the Depository or shall impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depository and the provisions of Section 2.15. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Notes in exchange for their beneficial interests in a Global Note upon written request in accordance with the Depository's and the Registrar's procedures.

          (c) In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to subsection (b) of this Section 2.14 to beneficial owners identified by the Depository who are required to hold Notes, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute (and the Guarantors will execute the Guarantees endorsed thereon), and the Trustee shall authenticate and deliver, one or more Notes of like tenor and amount.

          (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to subsection (b) of this Section 2.14, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver (and the Guarantors will execute the Guarantees endorsed thereon), to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Notes of authorized denominations.

          (e) Any definitive Note delivered in exchange for an interest in a Global Note pursuant to subsection (c) or subsection (d) of this Section 2.14 shall, except as otherwise provided by paragraph (d) of Section 2.15, bear the Private Placement Legend.

          (f) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

Section 2.15. Special Transfer Provisions.

          Unless and until a Transfer Restricted Note is transferred or exchanged under an effective registration statement under the Securities Act, the following provisions shall apply:

          (a) Transfers to Non-QIB IAIs. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Note to any IAI which is not a QIB (other than pursuant to Regulation S):

          (i) The Registrar shall register the transfer of such Transfer Restricted Note if (x) the requested transfer is after the date that is two years after the later of the date of issuance of such Transfer Restricted Note and the last date on which the Company or any of its Affiliates was the owner of such Transfer Restricted Note (such later date, the "Resale Restriction Termination Date") or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form set forth in Exhibit C.

          (ii) If the proposed transferee is an Agent Member, and the Transfer Restricted Note to be transferred consists of a definitive Note or an interest in the QIB Global Note or the Regulation S Global Note, upon receipt by the Registrar of (x) the document, if any, required by paragraph
     (i) and (y) instructions given in accordance with the Depository's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the transfer date and an increase in the principal amount of the IAI Global Note in an amount equal to (x) the principal amount of the Notes to be transferred, and the Trustee shall cancel the definitive Note so transferred or (y) the amount of the beneficial interest in the QIB Global Note or the Regulation S Global Note to be so transferred (in which case the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the QIB Global Note or Regulation S Global Note).

          (iii) If the proposed transferee is entitled to receive a definitive Note as provided in Section 2.14 and the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depository's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Company shall execute (and the Guarantors will execute the Guarantees endorsed thereon), and the Trustee shall authenticate and deliver, one or more Notes of like tenor and amount.

          (iv) If the Initial Note to be transferred consists of Notes and the proposed transferee is entitled to receive a definitive Note as provided in
     Section 2.14, upon receipt by the Registrar of the document, if any, required by paragraph (i), the Registrar shall register such transfer and the Company shall execute (and the Guarantors will execute the Guarantees endorsed thereon), and the Trustee shall authenticate and deliver, one or more Notes of like tenor and amount.

          (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Note to a QIB (other than pursuant to Regulation S):

          (i) If the Note to be transferred consists of Notes or an interest in the IAI Global Note or a Regulation S Global Note, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has provided the Registrar with a certificate substantially in the form set forth in Exhibit D hereto.

          (ii) If the proposed transferee is an Agent Member, and the Initial Note to be transferred consists of Notes or an interest in the IAI Global Note or the Regulation S Global Note, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i) and (y) instructions given in accordance with the Depository's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Note in an amount equal to (x) the principal amount of the Notes, to be transferred, and the Trustee shall cancel the definitive Note so transferred or (y) the amount of the beneficial interest in the IAI Global Note or the Regulation S Global Note to be so transferred (in which case the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the IAI Global Note or the Regulation S Global Note).

          (iii) If the proposed transferee is entitled to receive a definitive Note as provided in Section 2.14 and the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depository's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Company shall execute (and the Guarantors will execute the Guarantees endorsed thereon), and the Trustee shall authenticate and deliver, one or more Notes of like tenor and amount.

          (iv) If the Initial Note to be transferred consists of Notes and the proposed transferee is entitled to receive a definitive Note as provided in
     Section 2.14, upon receipt by the Registrar of the document, if any, required by paragraph (i), the Registrar shall register such transfer and the Company shall execute (and the Guarantors will execute the Guarantees thereon), and the Trustee shall authenticate and deliver, one or more Notes of like tenor and amount.

          (c) Transfers Pursuant to Regulation S. The following provisions shall apply with respect to any transfer of an Initial Note pursuant to Regulation S:

          (i) The Registrar shall register any proposed transfer of an Initial Note to a Non-U.S. Person upon receipt of a certificate substantially in the form set forth in Exhibit E from the proposed transferor and the Company shall execute (and the Guarantors will execute the Guarantees endorsed thereon), and the Trustee shall authenticate and make available for delivery, one or more Notes.

          (ii) If the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the document required by paragraph (i), and (y) instructions in accordance with the Depository's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount equal to the principal amount of the beneficial interest in the Global Note to be transferred and the Company shall execute (and the Guarantors will execute the Guarantees endorsed thereon), and the Trustee shall authenticate and deliver, one or more Notes of like tenor and amount.

          (d) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless either (i) such transfer, exchange or replacement of such Notes occurs after the Resale Restriction Termination Date (which date shall be set forth in an Officers' Certificate of the Company delivered to the Trustee) or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (e) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section 2.15. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                    ARTICLE 3

                                   REDEMPTION

Section 3.01. Notices to Trustee.

          If the Company elects to redeem Notes pursuant to Paragraph 6 of the Notes, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed at least 30 days (unless a shorter notice shall be satisfactory to the Trustee) but not more than 60 days before the Redemption Date. Any such notice may be canceled in writing at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

Section 3.02. Selection by Trustee of Notes To Be Redeemed.

          If fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata, or by any other method that the Trustee considers fair and equitable and, if such Notes are listed on any securities exchange, by a method that complies with the requirements of such exchange; provided, however, that if a partial redemption is made with the proceeds of an Equity Offering, selection of Notes for redemption shall be made on a pro rata basis, unless such method is otherwise prohibited.

          The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or integral multiples thereof) of the principal amount of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. Notice of Redemption.

          At least 30 days, and no more than 60 days, before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.03 hereof.

          The notice shall identify the Notes to be redeemed (including the CUSIP number(s) thereof, if any) and shall state:

          (1) the Redemption Date;

          (2) the redemption price;

          (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

          (4) the name and address of the Paying Agent;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (6) that, unless (a) the Company defaults in making the redemption payment or (b) such redemption payment is prohibited pursuant to Article 10 or 11 hereof or otherwise, interest on the Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed;

          (7) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

          (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

          At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense.

Section 3.04. Effect of Notice of Redemption.

          Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, plus interest, if any, accrued to (but not including) the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Notes shall be paid at the redemption price, plus accrued interest, if any, to (but not including) the Redemption Date unless prohibited by Article 10 or 11, provided that if the Redemption Date is after a regular interest payment record date and on or prior to the next Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date.

Section 3.05. Deposit of Redemption Price.

          On or prior to 10:00 a.m., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and accrued interest, if any, on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

          On and after any Redemption Date, if money sufficient to pay the redemption price of and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph and the Company and the Paying Agent are not prohibited from paying such moneys to Holders, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note called for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

Section 3.06. Notes Redeemed in Part.

          Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                    ARTICLE 4

                                    COVENANTS

Section 4.01. Payment of Notes.

          The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture.

          An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or otherwise.

          The Company shall pay interest on overdue principal, and overdue interest, to the extent lawful, at the rate specified in the Notes.

Section 4.02. Reports to Holders.

          Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Company will furnish the Holders and the
Trustee:

          (a) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

          (b) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations.

          In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.03. Waiver of Stay, Extension or Usury Laws.

          The Company and each Guarantor covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or such Guarantor, as the case may be, from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Company and each Guarantor hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04. Compliance Certificate.

          (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (commencing with the fiscal year ended December 31, 2006) and on or before 45 days after the end of the first, second and third quarters of each fiscal year of the Company, an Officers' Certificate which complies with TIA Section 314(a)(4) stating that a review of the activities of the Company and its Subsidiaries during such fiscal year or fiscal quarter, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.02 above shall be accompanied by a written statement of the Company's independent registered public accounting firm (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated any provisions of this Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly for any failure to obtain knowledge of any such violation.

          (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee an Officers' Certificate specifying such event, notice or other action within five Business Days of its becoming aware of such occurrence.

Section 4.05. Payment of Taxes and Other Claims.

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim if the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and an adequate reserve has been established therefor to the extent required by GAAP.

Section 4.06. Maintenance of Properties and Insurance.

          (a) The Company shall cause all properties used in, or useful to the conduct of, its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times unless the failure to so maintain such properties (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that nothing in this Section 4.06 shall prevent the Company or any Subsidiary from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is in the good faith judgment of the Board of Directors of the Company or the Subsidiary concerned, as the case may be, desirable in the conduct of the business of the Company or such Subsidiary, as the case may be, and is not disadvantageous in any material respect to the Holders.

          (b) The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company are adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for corporations similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

Section 4.07. Compliance with Laws.

          The Company shall, and shall cause each of its Subsidiaries to, comply with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of its businesses and the ownership of its properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the business or financial condition of the Company and its Subsidiaries, taken as a whole.

Section 4.08. Corporate Existence.

          Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company and of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.09. Maintenance of Office or Agency.

          The Company shall maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 12.02.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.

          The Company shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby initially designates the Corporate Trust Office of the Trustee set forth in Section 12.02 as such office of the Company.

Section 4.10. Limitation on Additional Indebtedness and Preferred Stock of
              Restricted Subsidiaries.

          The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness and will not permit any Restricted Subsidiary to issue any Preferred Stock, unless (a) after giving effect to the incurrence of such Indebtedness and the issuance of any such Preferred Stock and the receipt and application of the proceeds thereof, the Company's Leverage Ratio is less than 7.0 to 1 and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness or the issuance of such Preferred Stock. Notwithstanding the foregoing, Preferred Stock may only be issued by a Restricted Subsidiary of the Company pursuant to the preceding sentence to the extent such Restricted Subsidiary is a Guarantor.

Section 4.11. Limitation on Restricted Payments.

          The Company will not make, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

          (a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

          (b) immediately after giving pro forma effect to such Restricted Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.10; and

          (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Existing Notes Issue Date does not exceed the sum of (without duplication):

          (1) 100% of the Company's Cumulative EBITDA minus 1.4 times the Company's Cumulative Consolidated Interest Expense; plus

          (2) 100% of the aggregate Net Proceeds and the fair market value of securities or other property received by the Company, after January 1, 2001, from (a) the issue or sale of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Company issued to any Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which has been so converted or exercised or exchanged, as the case may be, (b) any capital contribution to the Company from Parent, and (c) any loans made to the Company by Parent prior to the Existing Notes Issue Date upon the cancellation of such loans by Parent; plus

          (3) the net reductions in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans, partial or total releases or discharges of Guaranteed Permitted Unrestricted Subsidiary Obligations, or from designations of Unrestricted Subsidiaries as Restricted Subsidiaries, valued in each case at the fair market value thereof, not to exceed the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Person; plus

          (4) upon the cancellation or termination of the Mirror Loan Indebtedness or conversion of the Mirror Loan Indebtedness into equity, the balance of the Mirror Loan Indebtedness so cancelled, terminated or converted, provided that if in connection therewith, the Company shall receive Net Proceeds, securities or other property as described in subclauses (c)(2)(a) or (b) above, then the aggregate amount of the increase in the Restricted Payment basket under this clause (c) shall be the greater of (a) the amount provided in this subclause (4) and (b) the aggregate amount described in subclauses (c)(2)(a) or (b) above, in respect of such transaction.

          For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value as determined by the Board of Directors of the Company reasonably and in good faith.

          The provisions of this Section 4.11 shall not prohibit:

          (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture; provided, however, that in calculating the aggregate amount of Restricted Payments for purposes of Section 4.11(c), such amounts declared shall be included in the calculation but such amounts expended shall be excluded from the calculation;

          (ii) the retirement of any shares of Capital Stock of the Company or Indebtedness of the Company which is subordinated or pari passu in right of payment to the Notes by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock), or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock); provided, however, that the amount of any such Net Proceeds that are utilized for any such retirement shall be excluded from clause (c)(2) of this Section 4.11, provided further, however, that in calculating the aggregate amount of Restricted Payments for purposes of
     Section 4.11(c), amounts expended pursuant to this clause (ii) shall be excluded from the calculation;

          (iii) the redemption or retirement of Indebtedness of the Company which is subordinated or pari passu in right of payment to the Notes in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness (it being understood that a redemption or retirement or irrevocable deposit for redemption or retirement of Indebtedness within 45 days of such sale or incurrence shall be deemed "substantially concurrent") of the Company (other than any Indebtedness owed to a Subsidiary of the Company) that is, with respect to any such subordinated Indebtedness, contractually subordinated in right of payment to the Notes to at least the same extent as the subordinated Indebtedness being redeemed or retired, with respect to any such pari passu Indebtedness, pari passu or subordinated in right of payment to the Notes and, with respect to any such subordinated or pari passu Indebtedness, (x) has a Stated Maturity no earlier than the 91st day after the Maturity Date or the final maturity date of the Indebtedness being redeemed or retired, whichever is earlier and (y) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Indebtedness being redeemed or retired; provided, however, that the amount of any such Net Proceeds that are utilized for any such redemption or retirement shall be excluded from clause (c)(2) of the preceding paragraph, provided further, however, that in calculating the aggregate amount of Restricted Payments for purposes of Section 4.11(c) amounts expended pursuant to this clause (iii) shall be excluded from the calculation;

          (iv) the funding of loans (but not including the forgiveness of any such loan) to executive officers, directors and shareholders for relocation loans, bonus advances and other purposes consistent with past practices or the purchase, redemption or other acquisition for value of shares of Capital Stock of the Parent or the Company (other than Disqualified Capital Stock) or options on such shares held by the Parent's or the Company's or the Restricted Subsidiaries' officers or employees or former officers or employees (or their estates or trusts or beneficiaries under their estates or trusts for the benefit of such beneficiaries) upon the death, disability, retirement or termination of employment of such current or former officers or employees pursuant to the terms of an employee benefit plan or any other agreement pursuant to which such shares of Capital Stock or options were issued or pursuant to a severance, buy-sell or right of first refusal agreement with such current or former officer or employee; provided that the aggregate amount of any such loans funded and cash consideration paid, or distributions made, pursuant to this clause (iv) do not in any one fiscal year exceed $7 million; provided further, however, that in calculating the aggregate amount of Restricted Payments for purposes of Section 4.11(c), amounts expended pursuant to this clause (iv) shall be excluded from the calculation;

          (v) the making of Investments in Unrestricted Subsidiaries and joint ventures in an aggregate amount not to exceed $30 million since the Issue Date; provided, however, that the Company or the Restricted Subsidiaries may make additional Investments pursuant to this clause (v) up to an aggregate amount not to exceed $20 million if the Company is able, at the time of any such Investment and immediately after giving effect thereto, to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.10; provided further, however, that in calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of Section 4.11(c), amounts expended pursuant to this clause (v) shall be included in the calculation;

          (vi) the payment of interest on the Mirror Loan Indebtedness and/or the payment of any dividend or the making of any distribution to Parent, the aggregate amount of such interest and dividend or distribution not to exceed the amount sufficient to permit Parent to pay interest when due on the Convertible Notes or any Indebtedness issued by Parent to refinance the Convertible Notes; provided, however, that such Indebtedness is (a) in an aggregate principal amount that is equal to or less than the sum of (i) the aggregate principal amount of the Convertible Notes outstanding, (ii) the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Convertible Notes and (iii) the amount of customary fees, expenses and costs related to the incurrence of such Indebtedness and (b) scheduled to mature no earlier than the Convertible Notes; provided, however, that in calculating the aggregate amount of Restricted Payments for purposes of Section 4.11(c), amounts expended pursuant to this clause (vi) shall be excluded from the calculation; and

          (vii) distributions by the Company to Parent to permit Parent to pay obligations actually incurred by Parent in respect of the payment of certain operating expenses of the Company or the Restricted Subsidiaries in an aggregate amount in any fiscal year not to exceed 5% of the total operating expenses of the Company and the Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP; provided, however, that in calculating the aggregate amount of Restricted Payments for purposes of Section 4.11(c), amounts expended pursuant to this clause (vii) shall be excluded from the calculation.

Section 4.12. Limitation on Other Senior Subordinated Debt.

          The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, incur, contingently or otherwise, any Indebtedness that is both (i) subordinate in right of payment to any Senior Indebtedness of the Company or any of the Guarantors, as the case may be, and
(ii) senior in right of payment to the Notes or any of the Guarantees, as the case may be.

Section 4.13. Limitation on Certain Asset Sales.

          (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

          (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Company's Board of Directors, and evidenced by a Board Resolution);

          (ii) not less than 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Temporary Cash Investments or Replacement Assets; provided, however, that the amount of (x) any liabilities of the Company or any Restricted Subsidiaries that are assumed by the transferee of such assets and for which the Company and its Restricted Subsidiaries are released, including any such Indebtedness of a Restricted Subsidiary whose stock is purchased by the transferee and (y) any notes or other securities received by the Company or any such Restricted Subsidiary which are converted into cash within 180 days after such Asset Sale (to the extent of cash received) shall be deemed to be cash for purposes of this provision; and

          (iii) the Asset Sale Proceeds received by the Company or such Restricted Subsidiary are applied:

               (a) first, to the extent the Company elects, or is required, to permanently prepay, repay or purchase existing Senior Indebtedness (or Purchase Money Indebtedness that ranks pari passu in right of payment with the Notes solely to the extent that such Asset Sale involves property or assets securing such Purchase Money Indebtedness pursuant to a Lien granted pursuant to clause (iv) of the definition of Permitted Liens) within 360 days following the receipt of the Asset Sale Proceeds from any Asset Sale; provided, however, that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid;

               (b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Company elects, to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person that is, or becomes, a Subsidiary of the Company or that would constitute a Permitted Investment under clause (v) of the definition thereof) used or useful in businesses similar or ancillary to the business of the Company and the Restricted Subsidiaries as conducted at the time of such Asset Sale (collectively, "Replacement Assets"), provided, however, that such investment occurs and such Asset Sale Proceeds are so applied within 360 days following the receipt of such Asset Sale Proceeds (the "Reinvestment Date"); and

               (c) third, if on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $25 million, the Company shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the Notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (an "Excess Proceeds Offer"); provided, however, that the Company may, at the time that it makes any such Excess Proceeds Offer, also offer to purchase, at a price in cash equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the purchase date, any Indebtedness which ranks pari passu in right of payment to the Notes (a "Pari Passu Excess Proceeds Offer") and to the extent the Company so elects to make a Pari Passu Excess Proceeds Offer, Notes and such pari passu Indebtedness shall be purchased pursuant to such Excess Proceeds Offer and Pari Passu Excess Proceeds Offer, respectively, on a pro rata basis based on the aggregate principal amount of such Notes and pari passu Indebtedness then outstanding. To the extent that the aggregate principal amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the Available Asset Sale Proceeds, the Company may use such deficiency for general corporate purposes. To the extent that the aggregate principal amount of pari passu Indebtedness tendered pursuant to a Pari Passu Excess Proceeds Offer is less than such pari passu Indebtedness's pro rata share of such Available Asset Sale Proceeds, the Company shall use such remaining Available Asset Sale Proceeds to purchase any Notes validly tendered and not withdrawn pursuant to such Excess Proceeds Offer. If the aggregate principal amount of Notes validly tendered and not withdrawn by holders thereof exceeds the Available Asset Sale Proceeds or to the extent the Company elects to make a Pari Passu Excess Proceeds Offer, exceeds the Notes' pro rata share of such Available Asset Sale Proceeds, then Notes to be purchased will be selected on a pro rata basis. Upon completion of such Excess Proceeds Offer, the amount of Available Asset Sale Proceeds shall be reset to zero.

          (b) If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days following the Reinvestment Date, a notice to the Holders with a copy to the Trustee which shall include, among other things, the instructions, determined by the Company, that each such Holder must follow in order to have such Notes repurchased and the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such Notes. The notice, which shall govern the terms of the Excess Proceeds Offer, shall also state:

          (1) that the Excess Proceeds Offer is being made pursuant to this
     Section 4.13 and that the Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement or such longer period as may be required by law (the "Offer Period");

          (2) that such Holders have the right to require the Company to apply the Available Asset Sale Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase;

          (3) the purchase price and the purchase date (the "Purchase Date") which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed;

          (4) that any Note not tendered or accepted for payment will continue to accrue interest;

          (5) that any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on and after the Purchase Date;

          (6) that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depository, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

          (7) that Holders will be entitled to withdraw their election if the Company, depository or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

          (8) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

          (9) whether the Company is also making a Pari Passu Excess Proceeds Offer and to the extent the Company is also making such a Pari Passu Excess Proceeds Offer the aggregate principal amount of Notes and such pari passu Indebtedness which may be purchased by the Company on a pro rata basis based on the aggregate principal amount of Notes and such pari passu Indebtedness then outstanding (including any calculations with respect thereto); and

          (10) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Available Asset Sale Proceeds or to the extent the Company elects to make a Pari Passu Excess Proceeds Offer, the Notes' pro rata share of such Available Asset Sale Proceeds, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased).

          On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price plus accrued interest, if any, on the Notes to be purchased and deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this
Section 4.13. The Paying Agent shall promptly (but in any case not later than three Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee shall authenticate and mail or make available for delivery such new Note to such Holder equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Excess Proceeds Offer on the Purchase Date.

Section 4.14. Limitation on Transactions with Affiliates.

          (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions with any Affiliate (an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, or the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a value in excess of $5 million, the Company must obtain a Board Resolution approved by a majority of the members of the Board of Directors of the Company (and a majority of the disinterested members of the Board of Directors of the Company) certifying that such Affiliate Transaction complies with this Section 4.14. In any Affiliate Transaction (other than a transaction or series of related transactions between the Company or any of the Restricted Subsidiaries and Interstate Highway Signs Corp. providing for the purchase of highway signage) with a value in excess of $20 million, the Company must obtain a written opinion that such Affiliate Transaction complies with this Section 4.14 from an independent investment banking firm of nationally recognized standing.

          (b) The foregoing provisions will not apply to:

          (i) any Restricted Payment that is not prohibited by Section 4.11 (other than those described in clause (v) of the second paragraph thereunder);

          (ii) any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries;

          (iii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company and any employment and consulting agreements entered into by the Company or any Restricted Subsidiary with their executives or consultants in the ordinary course of business;

          (iv) any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity; provided that no Affiliate of the Company or any of its Subsidiaries other than the Company or a Restricted Subsidiary shall have a beneficial interest in such joint venture or similar entity;

          (v) for so long as the Company is a member of a group filing a consolidated or combined tax return with Parent, payments to Parent in respect of an allocable portion of the tax liabilities of such group that is attributable to the Company and its Subsidiaries, taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Company and such Subsidiaries from other taxable years ("Tax Payments"); provided that any Tax Payments received from the Company shall be paid over to the appropriate taxing authority within 30 days of Parent's receipt of such Tax Payments or refunded to the Company; or

          (vi) any employment, indemnification, severance or other agreement or transactions relating to employee benefits or benefit plans with any employee, consultant or director of the Company or a Restricted Subsidiary that is entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business.

Section 4.15. Limitation on Liens.

          The Company will not, and will not permit any of the Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) to secure Indebtedness upon any Property, assets, income or profits of the Company or any Restricted Subsidiary or any shares of stock or debt of any Restricted Subsidiary (whether or not any of the foregoing is now owned or hereafter acquired), unless:

          (i) if such Lien secures Indebtedness which is pari passu in right of payment with the Notes, then the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien; or

          (ii) if such Lien secures Indebtedness which is subordinated in right of payment to the Notes, any such Lien shall be subordinated to the Lien granted to the Holders of the Notes in the same collateral as that securing such Lien to the same extent as such subordinated Indebtedness is subordinated to the Notes.

Section 4.16. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

          The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

          (a) pay dividends or make any other distributions to the Company or any Restricted Subsidiary on its Capital Stock;

          (b) pay any Indebtedness owed to the Company or any Restricted Subsidiary;

          (c) make loans or advances to the Company or any Restricted
     Subsidiary;

          (d) transfer any of its properties or assets to the Company or any Restricted Subsidiary;

          (e) grant Liens on or security interests on the assets of the Company or the Restricted Subsidiaries in favor of the Holders of the Notes; or

          (f) guarantee the Notes or any renewals or refinancings thereof, in each case, except for Permitted Dividend Encumbrances.

Section 4.17. Limitation on Guarantees of Certain Indebtedness.

          The Company will not permit any of the:

          (A) domestic Restricted Subsidiaries (other than the Guarantors) to:
(i) incur, guarantee or secure through the granting of Liens the payment of any Indebtedness of the Company or any other Restricted Subsidiary); or (ii) pledge any intercompany notes representing obligations of any of the Restricted Subsidiaries to secure the payment of any Indebtedness of the Company, or

          (B) Restricted Subsidiaries that are not domestic Restricted Subsidiaries to guarantee the Senior Credit Facility,

          in each case unless such Restricted Subsidiary, the Company and the Trustee execute and deliver a supplemental indenture evidencing such Restricted Subsidiary's Guarantee of the Notes pursuant to Article 10 of this Indenture. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

Section 4.18. Payments for Consent.

          Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.19. Change of Control.

          (a) Upon the occurrence of a Change of Control (the date of such occurrence, the "Change of Control Date"), the Company will notify the Holders of the Notes in writing of such occurrence and shall make an offer to purchase (a "Change of Control Offer"), and shall purchase, on a Business Day (a "Change of Control Purchase Date") not more than 60 nor less than 30 days following the Change of Control Date all of the then outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date (the "Change of Control Purchase Price").

          (b) Notice of a Change of Control Offer shall be sent, by first-class mail, postage prepaid, by the Company not later than the 30th day after the Change of Control Date to the Holders of the Notes at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Change of Control Purchase Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

          (i) that the Change of Control Offer is being made pursuant to this
     Section 4.19 and that all Notes validly tendered into the Change of Control Offer and not withdrawn will be accepted for payment;

          (ii) the purchase price (including the amount of accrued interest, if any) for each Note, the Change of Control Purchase Date and the date on which the Change of Control Offer expires;

          (iii) that any Note not tendered for payment will continue to accrue interest in accordance with the terms thereof;

          (iv) that, unless the Company shall default in the payment of the purchase price, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

          (v) that Holders electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Purchase Date and must complete any form of letter of transmittal proposed by the Company and reasonably acceptable to the Trustee and the Paying Agent;

          (vi) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Purchase Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased;

          (vii) that Holders whose Notes are purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

          (viii) the instructions that Holders must follow in order to tender their Notes; and

          (ix) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not then permitted to file any such reports with the SEC, the comparable reports prepared pursuant to Section 4.02), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control Offer as would be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Change of Control Offer.

          On the Change of Control Purchase Date, the Company shall (i) accept for payment Notes or portions thereof validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the Notes or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date.

          In the event that a Change of Control occurs and the holders of Notes exercise their right to require the Company to purchase Notes, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Company will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

                                    ARTICLE 5

                              SUCCESSOR CORPORATION

Section 5.01. Limitation on Merger, Consolidation or Sale of Assets.

          (a) The Company will not, directly or indirectly, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person or Persons, unless at the time of and after giving effect thereto:

          (i) either (A) if the transaction or series of transactions is a merger or consolidation, the Company shall be the surviving Person of such merger or consolidation, or (B) the Person formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company, are transferred (any such surviving person or transferee Person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture, and in each case, this Indenture shall remain in full force and effect; and

          (ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing and the Company or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), (A) could incur $1.00 of additional Indebtedness pursuant to Section 4.10 hereof (assuming a market rate of interest with respect to such additional Indebtedness) or (B) would have a Leverage Ratio that is no greater than the Leverage Ratio of the Company immediately prior to such transaction.

          (b) In connection with any consolidation, merger or transfer of assets contemplated by this Section 5.01, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

Section 5.02. Successor Person Substituted.

          Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company or any Restricted Subsidiary in accordance with Section 5.01 above, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter (except with respect to any such transfer which is a lease) the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

          An "Event of Default" occurs if:

          (1) there is a default in the payment of any principal of, or premium, if any, on the Notes when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, whether or not such payment is prohibited by the provisions of Article 11 hereof;

          (2) there is a default in the payment of any interest on any Note when the same becomes due and payable and the Default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of
     Article 11 hereof;

          (3) the Company or any Guarantor defaults in the observance or performance of any other covenant in the Notes or this Indenture for 45 days after written notice from the Trustee or the Holders of not less than 25% in the aggregate principal amount of the Notes then outstanding;

          (4) there is a default or are defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Restricted Subsidiary of the Company then has outstanding Indebtedness in excess of $20 million, individually or in the aggregate, and either (a) such Indebtedness is already due and payable in full or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;

          (5) a court of competent jurisdiction enters a final judgment or judgments which can no longer be appealed for the payment of money in excess of $20 million (not covered by insurance) against the Company or any Restricted Subsidiary and such judgment remains undischarged for a period of 60 consecutive days during which a stay of enforcement of such judgment shall not be in effect;

          (6) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, makes a general assignment for the benefit of its creditors, or

               (D) generally is not paying its debts as they become due; or

          (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Restricted Subsidiary in an involuntary case,

               (B) appoints a Custodian of the Company or any Restricted Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary, or

               (C) orders the liquidation of the Company or any Restricted Subsidiary,

     and the order or decree remains unstayed and in effect for 60 days.

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          The Trustee may withhold notice to the Holders of the Notes of any Default (except in payment of principal or premium, if any, or interest on the Notes) in accordance with Section 7.05.

Section 6.02. Acceleration.

          If an Event of Default (other than an Event of Default arising under Section 6.01(6) or (7)) shall have occurred and be continuing, then the Trustee by written notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding may by written notice to the Company and the Trustee declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued and unpaid interest to the date of acceleration, in which case either (i) such amounts shall become immediately due and payable; or
(ii) if there are any amounts outstanding under or in respect of the Senior Credit Facility, such amounts shall become due and payable upon the first to occur of an acceleration under or in respect of the Senior Credit Facility or five Business Days after receipt by the Company and the agent for the lenders under the Senior Credit Facility of notice of the acceleration of the Notes; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of accelerated principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid and (iii) if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(6) or (7) with respect to the Company occurs, such principal, premium, if any, and interest amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

Section 6.03. Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedies by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults and Events of Default.

          Subject to Sections 6.02, 6.07 and 8.02 hereof, the Holders of a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding have the right to waive any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05. Control by Majority.

          The Holders of a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Noteholder or that may involve the Trustee in personal or corporate liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06. Limitation on Suits.

          Subject to Section 6.07 below, a Noteholder may not institute any proceeding or pursue any remedy with respect to this Indenture or the Notes unless:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense incurred in compliance with such request;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of the Notes then outstanding.

          A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 6.07. Rights of Holders To Receive Payment.

          Notwithstanding any other provision of this Indenture (but in any event subject to the provisions of Articles 10 and 11), the right of any Holder of a Note to receive payment of principal of, or premium, if any, and interest of the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08. Collection Suit by Trustee.

          If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or the Guarantors (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate then borne by the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Company or the Guarantors (or any other obligor upon the Notes), any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

Section 6.10. Priorities.

          If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07 hereof;

          SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

          THIRD: to the Company or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

          The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the Notes (including Additional Notes, if any) then outstanding.

                                    ARTICLE 7

                                     TRUSTEE

Section 7.01. Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the same circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no covenants or obligations whatsoever shall be implied in this Indenture against the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this
     Section 7.01.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02 and 6.05 hereof.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

          (e) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the directions of the Noteholders of not less than a majority in principal amount of any series at the time outstanding relating to the time, place, and method of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Notes of that series.

          (f) Whether or not therein expressly so provided, paragraphs (a), (b),
(c), (d) and (e) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

          (g) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

Section 7.02. Rights of Trustee.

          Subject to Section 7.01 hereof:

          (1) The Trustee may conclusively rely on and shall be protected in acting or refraining from acting upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper person.

          The Trustee need not investigate any fact or matter stated in the document.

          (2) Any request, direction, order, or demand of the Company mentioned herein shall be sufficiently evidenced by a Board Resolution (or an authorized board committee thereof) or a document signed in the name of the Company by an authorized officer (unless other evidence in respect thereof is specifically prescribed herein).

          (3) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 12.05 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (4) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

          (5) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (6) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (7) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

          (8) The Trustee shall not be deemed to have knowledge of any fact or matter unless such fact or matter is actually known to a Responsible Officer of the Trustee.

          (9) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may request, and in the absence of bad faith or willful misconduct on its part, rely upon an Officer's Certificate.

Section 7.03. Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee's Disclaimer.

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the sale of Notes or any money paid to the Company pursuant to the terms of this Indenture and it shall not be responsible for any statement or recital herein or in the Notes other than its certificate of authentication.

Section 7.05. Notice of Default.

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default or the Event of Default, as the case may be, within 30 days after it occurs. Except in the case of a Default or an Event of Default in payment of the principal of, or premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the Board of Directors of the Trustee, the executive committee or any trust committee of such board and/or its Responsible Officers in good faith determine(s) that withholding the notice is in the interests of the Noteholders.

Section 7.06. Reports by Trustee to Holders.

          If required by the TIA, within 60 days after May 15 of each year, commencing the May 15 following the date of this Indenture, the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

          A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC, the New York Stock Exchange and each other stock exchange, if any, on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any other stock exchange and the Trustee shall comply with TIA Section 313(d).

Section 7.07. Compensation and Indemnity.

          The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any provision of law on compensation of a trustee of an express trust.

          The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee for, and hold it harmless against, any and all loss or liability incurred by it in connection with the acceptance or performance of its duties under this Indenture including without limitation the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity thereunder.

          However, the failure by the Trustee to so notify the Company shall not relieve the Company or any Guarantor of its obligations. Notwithstanding the foregoing, the Company and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its gross negligence or bad faith. To secure the payment obligations of the Company in this Section 7.07 and the Guarantors in Article 10, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) hereof occurs, the expenses and the compensation for the Trustee's services are intended to constitute priority expenses of administration under any Bankruptcy Law.

          For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to Article 9.

Section 7.08. Replacement of Trustee.

          The Trustee may resign by so notifying the Company in writing.

          The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the removed Trustee in writing and may appoint a successor Trustee with the Company's written consent which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

          (1) the Trustee fails to comply with Section 7.10 hereof;

          (2) the Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly notify each Holder of such event and shall promptly appoint a successor Trustee.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10 hereof, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section
7.07 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

Section 7.09. Successor Trustee by Consolidation, Merger or Conversion.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2) and (5) in every respect. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the provision in Section 310(b)(1).

Section 7.11. Preferential Collection of Claims Against Company.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12. Paying Agents.

          The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

          (1) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

          (2) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

          (3) that it will give the Trustee written notice within three (3) Business Days of any failure of the Company (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

                                    ARTICLE 8

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01. Without Consent of Holders.

          The Company and the Guarantors, when authorized by a Board Resolution of each of them, and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

          (1) to comply with Section 5.01 hereof;

          (2) to provide for uncertificated Notes in addition to certificated Notes;

          (3) to add new Guarantors pursuant to Section 10.04;

          (4) to comply with any requirements of the SEC under the TIA; or

          (5) to cure any ambiguity, defect or inconsistency, or to make any other change that does not adversely affect the rights of any Noteholder.

          The Trustee is hereby authorized to join with the Company and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

Section 8.02. With Consent of Holders.

          The Company, the Guarantors, when authorized by a Board Resolution of each of them, and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes (including Additional Notes, if any) without notice to any Noteholder. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes (including Additional Notes, if any) may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes without notice to any Noteholder. Subject to Section 8.04, without the consent of each Noteholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

          (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver to this Indenture or the Notes;

          (2) reduce the rate of or change the time for payment of interest on any Note;

          (3) reduce the principal of or premium on or change the stated maturity of any Note;

          (4) make any Note payable in money other than that stated in the Note;

          (5) change the amount or time of any payment required by the Notes or reduce the premium payable upon any redemption of the Notes, or change the time before which no such redemption may be made;

          (6) waive a default in the payment of the principal of, interest on, or redemption payment with respect to, any Note;

          (7) make any changes in Sections 6.04 or 6.07 hereof or this sentence of Section 8.02;

          (8) amend, alter, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Excess Proceeds Offer after such obligation has arisen or waive any Default in the performance of any such offers or modify any of the provisions or definitions with respect to any such offers; or

          (9) take any other action otherwise prohibited by this Indenture to be taken without the consent of each holder affected thereby.

          Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Noteholders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 8.03. Compliance with Trust Indenture Act.

          Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

Section 8.04. Revocation and Effect of Consents.

          Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (9) of Section 8.02 hereof. In that case the amendment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 8.05. Notation on or Exchange of Notes.

          If an amendment, supplement, or waiver changes the terms of a Note, the Trustee may request the Holder of the Note to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new security that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment supplement or waiver.

Section 8.06. Trustee To Sign Amendments, etc.

          The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture. The Company or any Guarantor may not sign an amendment or supplement until the Board of Directors of the Company or such Guarantor, as appropriate, approves it.

                                    ARTICLE 9

                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01. Discharge of Indenture.

          The Company and the Guarantors may terminate their obligations under the Notes, the Guarantees and this Indenture, except the obligations referred to in the last paragraph of this Section 9.01, if

          (1) either

               (a) there shall have been canceled by the Trustee or delivered to the Trustee for cancellation all Notes theretofore authenticated and delivered (other than any Notes that are asserted to have been destroyed, lost or stolen and that shall have been replaced as provided in Section 2.07 hereof) or

               (b) all Notes not theretofore delivered to the Trustee for cancellation:

                    (i) have become due and payable by the mailing of a notice of redemption or otherwise;

                    (ii) will become due and payable within one year; or

                    (iii) are to be called for redemption within 12 months under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the reasonable expense, of the Company or a Guarantor;

          (2) in the case of any termination pursuant to clause 1(b) of this
     Section 9.01,

               (a) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

               (b) the Company has delivered (i) irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be, and (ii) an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; and

               (c) the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest on the Notes to the date of such deposit (in case of Notes that have become due and payable) or to the Maturity Date or redemption date, as the case may be; and

          (3) in the case of any termination pursuant to clause 1(a) or 1(b) of this Section 9.01, the Company or any Guarantor has paid all sums payable by the Company or such Guarantor hereunder.

          After the satisfaction of such conditions, the Trustee upon written request shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified below.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Sections 7.07, 9.05 and 9.06 hereof shall survive.

Section 9.02. Legal Defeasance.

          The Company may at its option, by Board Resolution, be discharged from its obligations with respect to the Notes and the Guarantors discharged from their obligations under the Guarantees on the date the conditions set forth in
Section 9.04 below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall, subject to Section 9.06 hereof, execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 9.04 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08 and 4.09 hereof, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof) and (D) this
Article 9. Subject to compliance with this Article 9, the Company may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

Section 9.03. Covenant Defeasance.

          At the option of the Company, pursuant to a Board Resolution, the Company and the Guarantors shall be released from their respective obligations under Sections 4.02 through 4.08 and Sections 4.10 through 4.19 hereof, inclusive, and Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.04 hereof are satisfied (hereinafter, "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

Section 9.04. Conditions to Legal Defeasance or Covenant Defeasance.

          The following shall be the conditions to application of Section 9.02 or Section 9.03 hereof to the outstanding Notes:

          (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Article 9 applicable to it) as funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and accrued interest on the outstanding Notes at the maturity date of such principal, premium, if any, or interest, or on dates for payment and redemption of such principal, premium, if any, and interest selected in accordance with the terms of this Indenture and of the Notes;

          (2) no Event of Default or Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, or shall have occurred and be continuing at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law applicable to the Company in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (3) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest for purposes of the TIA with respect to any securities of the Company;

          (4) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute default under any other agreement or instrument to which the Company is a party or by which it is bound;

          (5) the Company shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;

          (6) in the case of an election under Section 9.02 above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that or (ii) there has been a change in any applicable Federal income tax law with the effect that, and such opinion shall confirm that, the Holders of the outstanding Notes or persons in their positions will not recognize income, gain or loss for Federal income tax purposes solely as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (7) in the case of an election under Section 9.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (8) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under
     Section 9.02 above or the Covenant Defeasance under Section 9.03 hereof (as the case may be) have been complied with;

          (9) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit under clause (1) was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

          (10) the Company shall have paid or duly provided for payment under terms mutually satisfactory to the Company and the Trustee all amounts then due to the Trustee pursuant to Section 7.07 hereof.

Section 9.05. Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

          All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 9.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.06. Reinstatement.

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02, 9.03 or 9.04 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Guarantor's obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01, 9.02, 9.03 or 9.04 hereof; provided, however, that if the Company or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 9.07. Moneys Held by Paying Agent.

          In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.01 hereof, to the Company (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.08. Moneys Held by Trustee.

          Any moneys deposited with the Trustee or any Paying Agent or then held by the Company or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company (or, if appropriate, the Guarantors) upon Company Request, or if such moneys are then held by the Company or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company and the Guarantors, either mail to each Noteholder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.03 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the Guarantors or the release of any money held in trust by the Company or any Guarantors, as the case may be, Noteholders entitled to the money must look only to the Company and the Guarantors for payment as general creditors unless applicable abandoned property law designates another person.

                                   ARTICLE 10

                               GUARANTEE OF NOTES

Section 10.01. Guarantee.

          Subject to the provisions of this Article 10, each Guarantor hereby jointly and severally unconditionally guarantees to each Holder and to the Trustee, on behalf of the Holders, (i) the due and punctual payment of the principal of, and premium, if any, and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, and premium, if any, and interest on the Notes, to the extent lawful, and the due and punctual performance of all other Obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Note and this Indenture, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

          Each Guarantor hereby waives diligence, presentment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof, premium if any, and interest thereon and as provided in Section 9.01 hereof. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article 6 hereof, the Trustee shall promptly make a demand for payment on the Notes under the Guarantee provided for in this Article 10 and not discharged.

          The Guarantee set forth in this Section 10.01 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

Section 10.02. Execution and Delivery of Guarantees.

          To evidence the Guarantee set forth in this Article 10, each Guarantor hereby agrees that a notation of such Guarantee shall be placed on each Note authenticated and made available for delivery by the Trustee and that this Guarantee shall be executed on behalf of each Guarantor by the manual or facsimile signature of an Officer of each Guarantor.

          Each Guarantor hereby agrees that the Guarantee set forth in Section
10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

          If an Officer of a Guarantor whose signature is on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 10.03. Limitation of Guarantee.

          The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees of Senior Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. In making any calculation relevant to determining such maximum amount, all Senior Indebtedness shall be deemed to have been incurred prior to the Issue Date.

Section 10.04. Additional Guarantors.

          The Company covenants and agrees that it will cause any Restricted Subsidiary which becomes obligated to guarantee the Notes, pursuant to the terms of Section 4.17 hereof, to execute a supplemental indenture satisfactory in form and substance to the Trustee pursuant to which such Restricted Subsidiary shall guarantee the obligations of the Company under the Notes and this Indenture in accordance with this Article 10 with the same effect and to the same extent as if such Person had been named herein as a Guarantor. Upon the execution of such a Supplemental Indenture, the Guarantee of such Restricted Subsidiary shall be deemed to be notated on each outstanding Note. Notes delivered by the Trustee after the execution and delivery of such Supplemental Indenture shall include the notation of the Guarantee of such Restricted Subsidiary but the failure to include such a notation shall not otherwise effect the validity or enforceability of such Guarantee.

Section 10.05. Release of Guarantor.

          Upon (i) the release of all guarantees by a Guarantor of any Indebtedness of the Company and the release of all Liens on the property and assets of such Guarantor securing such guarantees or Indebtedness or (ii) the sale or disposition (whether by merger, sale of stock or otherwise) of a Guarantor (or substantially all of its assets) to an entity which is not a Subsidiary of the Company which is otherwise in compliance with this Indenture (and providing that the guarantees and Liens referred to in the foregoing clause
(i) are also released at such time), and in each such case, the delivery to the Trustee of an Officers' Certificate and an Opinion of Counsel, each stating that all such conditions in the foregoing clause (i) or (ii), as the case may be, have been complied with, such Guarantor shall be deemed released from all of its obligations under this Indenture and its Guarantor. In the event that a Restricted Subsidiary Guarantor ceases to be obligated to be a Guarantor pursuant to the provisions under Section 4.17, as long as no Default or Event of Default is existing or will result therefrom, it shall be released from its obligations under this Indenture and its Guarantee.

Section 10.06. Guarantee Obligations Subordinate to Senior Indebtedness.

          Each Guarantor and each Holder, by its acceptance of the Notes, agree that the payment of the principal of and interest on the Notes pursuant to the Guarantees and any other payment in respect of the Notes by each Guarantor is subordinated, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash of all Senior Indebtedness of such Guarantor and that these subordination provisions are for the benefit of the holders of Senior Indebtedness of the Guarantors.

          This Article 10 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness of a Guarantor, and such provisions are made for the benefit of the holders of Senior Indebtedness of the Guarantors, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

Section 10.07. No Payment on Guarantees in Certain Circumstances.

          (a) No payment (by set-off or otherwise) shall be made by or on behalf of a Guarantor on account of its Obligations on its Guarantee (other than Junior Securities), (i) upon the maturity of any Senior Indebtedness of such Guarantor by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and interest on such Senior Indebtedness of such Guarantor are first paid in full in cash or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on Senior Indebtedness of such Guarantor when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Guarantor Payment Default"), unless and until such Guarantor Payment Default has been cured or waived or otherwise has ceased to exist.

          (b) Upon (i) the happening of an event of default (other than a Guarantor Payment Default) that permits the holders of Designated Senior Indebtedness of a Guarantor to declare such Designated Senior Indebtedness of such Guarantor to be due and payable and (ii) written notice of such event of default given to such Guarantor, the Company and the Trustee by the representative of the holders of such Designated Senior Indebtedness of such Guarantor (a "Guarantor Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of such Guarantor on account of its Obligations under its Guarantee, other than payments made with Junior Securities.

          (c) Notwithstanding the foregoing, unless the Designated Senior Indebtedness of such Guarantor in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Guarantor Payment Notice is delivered as set forth above (the "Guarantor Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Guarantor Payment Blockage Period, such Guarantor shall, unless a Guarantor Payment Default with respect to such Designated Senior Indebtedness of such Guarantor exists, resume making any and all required payments in respect of its Obligations under its Guarantee. Any number of Guarantor Payment Notices may be given; provided, however, that (i) not more than one Guarantor Payment Notice shall be given within a period of any 360 consecutive days, and (ii) no default that existed upon the date of such Guarantor Payment Notice if the representative of the holders of Designated Senior Indebtedness of such Guarantor that gave such Guarantor Payment Notice knew of such default on such date (whether or not such event of default is on the same issue of Designated Senior Indebtedness of such Guarantor) shall be made the basis for the commencement of any other Guarantor Payment Blockage Period unless such default has been cured or waived for a period of at least 90 consecutive days.

          (d) In furtherance of the provisions of Section 10.01, in the event that, notwithstanding the foregoing provisions of this Section 10.07, any payment on account of a Guarantor's Obligations on its Guarantee (other than Junior Securities) shall be received by the Trustee at a time when such payment is prohibited by the provisions of this Section 10.07, such payment shall be held in trust for the benefit of the holders of Senior Indebtedness of such Guarantor, and shall be paid or delivered by the Trustee, to the holders of Senior Indebtedness of such Guarantor remaining unpaid or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of such Guarantor may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Indebtedness of such Guarantor held or represented by each, for application to the payment of all such Senior Indebtedness of such Guarantor remaining unpaid, to the extent necessary to pay or provide for the payment of all such Senior Indebtedness of such Guarantor in full in cash after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness of such Guarantor.

Section 10.08. Guarantee Obligations Subordinated to Prior Payment of All Senior Indebtedness of Guarantors on Dissolution, Liquidation or Reorganization.

          Upon any distribution of assets of a Guarantor upon any dissolution, winding up, total or partial liquidation or reorganization of such Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities:

          (a) the holders of all Senior Indebtedness of such Guarantor will first be entitled to receive payment in full in cash before the Holders are entitled to receive any payment on account of such Guarantor's Obligations on its Guarantee (other than Junior Securities);

          (b) any payment or distribution of assets of such Guarantor of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the provisions of this Article 10, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of such Senior Indebtedness of such Guarantor or their representative to the extent necessary to make payment in full (or have such payment duly provided for) on all such Senior Indebtedness of such Guarantor remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness of such Guarantor; and

          (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of such Guarantor (other than Junior Securities) shall be received by the Trustee at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Indebtedness of such Guarantor, and shall be paid or delivered by the Trustee to the holders of such Senior Indebtedness of such Guarantor remaining unpaid, to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of such Guarantor may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Indebtedness of such Guarantor held or represented by each, for application to the payment of all such Senior Indebtedness of such Guarantor remaining unpaid, to the extent necessary to pay all such Senior Indebtedness of such Guarantor in full in cash after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness of such Guarantor.

Section 10.09. Holders To Be Subrogated to Rights of Holders of Senior Indebtedness of Guarantors.

          Subject to the payment in full in cash of all Senior Indebtedness of each Guarantor as provided herein, the Holders of Notes shall be subrogated to the rights of the holders of such Senior Indebtedness of such Guarantor to receive payments or distributions of assets of such Guarantor applicable to the Senior Indebtedness of such Guarantor until all amounts owing on the Notes shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Indebtedness of such Guarantor by or on behalf of such Guarantor, or by or on behalf of the Holders by virtue of this
Article 10, which otherwise would have been made to the Holders shall, as between such Guarantor and the Holders, be deemed to be payment by such Guarantor or on account of such Senior Indebtedness of such Guarantor, it being understood that the provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness of such Guarantor, on the other hand.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 10 shall have been applied, pursuant to the provisions of this Article 10, to the payment of amounts payable under Senior Indebtedness of a Guarantor, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness of such Guarantor any payments or distributions received by such holders of Senior Indebtedness of such Guarantor in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness of such Guarantor in full in cash.

Section 10.10. Application of Certain Article 11 Provisions.

          The provisions of Sections 11.05, 11.06, 11.07, 11.08. 11.09, 11.10,
11.11, and 11.12 hereof shall apply, mutatis mutandis, to each Guarantor and their respective holders of Senior Indebtedness and the rights, duties and obligations set forth therein shall govern the rights, duties and obligations of each Guarantor, the holders of Senior Indebtedness of such Guarantor, the Holders and the Trustee with respect to the Guarantee of such Guarantor and all references therein to Article 11 hereof shall mean this Article 10.

Section 10.11. Contribution.

          In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Guarantee, such Funding Guarantor shall be entitled to contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's Obligations with respect to its Guarantee.

                                   ARTICLE 11

                             SUBORDINATION OF NOTES

Section 11.01. Notes Subordinate to Senior Indebtedness.

          The Company and each Holder, by its acceptance of the Notes, agree that (a) the payment of the principal of and interest on the Notes and (b) any other payment in respect of the Notes, including on account of the acquisition or redemption of the Notes by the Company (including, without limitation, pursuant to Section 4.13 or 4.19) is subordinated, to the extent and in the manner provided in this Article 11, to the prior payment in full in cash of all Senior Indebtedness of the Company and that these subordination provisions are for the benefit of the holders of Senior Indebtedness.

          This Article 11 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

Section 11.02. No Payment on Notes in Certain Circumstances.

          (a) No payment (by set-off or otherwise) shall be made by or on behalf of the Company on account of the principal of, premium, if any, or interest on the Notes (including any repurchases of Notes), or on account of the redemption provisions of the Notes, for cash or property (other than Junior Securities),
(i) upon the maturity of any Senior Indebtedness of the Company by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and interest on such Senior Indebtedness are first paid in full in cash or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on Senior Indebtedness of the Company when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

          (b) Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Designated Senior Indebtedness to declare such Designated Senior Indebtedness to be due and payable and (ii) written notice of such event of default given to the Company and the Trustee by the representative of the holders of such Designated Senior Indebtedness (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of the Company on account of the principal of, premium, if any, or interest on the Notes, or on account of the redemption provisions of the Notes, other than payments made with Junior Securities.

          Notwithstanding the foregoing, unless the Designated Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, the Company shall, unless a Payment Default exists, be required to pay all sums not paid to the Holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Notes. Any number of Payment Notices may be given; provided, however, that (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and (ii) no default that existed upon the date of such Payment Notice if the representative of the holders of Designated Senior Indebtedness that gave such Payment Notice knew of such default on such date (whether or not such event of default is on the same issue of Designated Senior Indebtedness) shall be made the basis for the commencement of any other Payment Blockage Period unless such default has been cured or waived for a period of at least 90 consecutive days.

          (c) In furtherance of the provisions of Section 11.01, in the event that, notwithstanding the foregoing provisions of this Section 11.02, any payment or distribution of assets of the Company (other than Junior Securities) shall be received by the Trustee at a time when such payment or distribution is prohibited by the provisions of this Section 11.02, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Indebtedness, and shall be paid or delivered by the Trustee, to the holders of such Senior Indebtedness remaining unpaid or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, for application to the payment of all such Senior Indebtedness remaining unpaid, to the extent necessary to pay or provide for the payment of all such Senior Indebtedness in full in cash after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Section 11.03. Notes Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization.

          Upon any distribution of assets of the Company upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities:

          (a) the holders of all Senior Indebtedness of the Company will first be entitled to receive payment in full in cash before the Holders are entitled to receive any payment on account of the principal of, premium, if any, and interest on the Notes (other than Junior Securities);

          (b) any payment or distribution of assets of the Company of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the provisions of this Article 11, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of such Senior Indebtedness or their representative to the extent necessary to make payment in full (or have such payment duly provided for) on all such Senior

     Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

          (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company (other than Junior Securities) shall be received by the Trustee at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Indebtedness, and shall be paid or delivered by the Trustee to the holders of such Senior Indebtedness remaining unpaid, to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, for application to the payment of all such Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Section 11.04. Holders To Be Subrogated to Rights of Holders of Senior Indebtedness.

          Subject to the payment in full in cash of all Senior Indebtedness of the Company as provided herein, the Holders of Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Notes shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Indebtedness by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article 11, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company or on account of such Senior Indebtedness, it being understood that the provisions of this Article 11 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 11 shall have been applied, pursuant to the provisions of this Article 11, to the payment of amounts payable under Senior Indebtedness of the Company, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in cash.

Section 11.05. Obligations of the Company Unconditional.

          Nothing contained in this Article 11 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company and the Holders, the obligation of each such Person, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this
Article 11, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this Article 11 or elsewhere in this Indenture or in the Notes, upon any distribution of assets of the Company referred to in this Article 11, the Trustee, subject to the provisions of Sections 7.01 and 7.02, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11 so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article 11. Nothing in this Section 11.05 shall apply to the claims of, or payments to, the Trustee under or pursuant to
Section 7.07.

Section 11.06. Trustee Entitled To Assume Payments Not Prohibited in Absence of Notice.

          The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a Responsible Officer of the Trustee or any Paying Agent shall have received, no later than the close of business on the Business Day prior to the date of such payment, written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.01 and 7.02, shall be entitled in all respects conclusively to assume that no such fact exists.

Section 11.07. Application by Trustee of Assets Deposited With It.

          Amounts deposited in trust with the Trustee pursuant to and in accordance with Article 9 shall be for the sole benefit of Holders of Notes and shall not be subject to the subordination provisions of this Article 11. Otherwise, any deposit of assets with the Trustee or the Paying Agent (whether or not in trust) for the payment of principal of or interest on any Notes shall be subject to the provisions of Sections 11.01, 11.02, 11.03 and 11.04; provided that, if prior to the Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including without limitation, the payment of either principal of or interest on any Note) a Responsible Officer of the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in
Section 11.06, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

Section 11.08. Subordination Rights Not Impaired by Acts of or Omissions of the Company or Holders of Senior Indebtedness.

          No right of any present or future holders of any Senior Indebtedness to enforce subordination provisions contained in this Article 11 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders.

Section 11.09. Holders Authorize Trustee To Effectuate Subordination of Notes.

          Each Holder of the Notes by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article 11, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company), the prompt filing of a claim for the unpaid balance of his Notes in the form required in said proceedings and causing said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their representative to vote in respect of the claim of any Holder in any such proceeding.

Section 11.10. Right of Trustee To Hold Senior Indebtedness.

          The Trustee shall be entitled to all of the rights set forth in this
Article 11 in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

Section 11.11. Article 11 Not To Prevent Events of Default.

          The failure to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this Article 11 shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.01 or in any way limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the Notes.

Section 11.12. No Fiduciary Duty of Trustee to Holders of Senior Indebtedness.

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct or gross negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Notes or the Company or any other Person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 11 or otherwise. Nothing in this Section 11.12 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their representative. In the event of any conflict between the fiduciary duty of the Trustee to the Holders of Notes and to the holders of Senior Indebtedness, the Trustee is expressly authorized to resolve such conflict in favor of the Holders.

                                   ARTICLE 12
                                  MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 12.02. Notices.

          Any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

          If to the Company or any Guarantor:

               Lamar Media Corp.
               5551 Corporate Boulevard
               Baton Rouge, Louisiana 70808
               Attention: Chief Financial Officer

          Copy to:

               Edwards Angell Palmer & Dodge LLP
               111 Huntington Avenue
               Boston, Massachusetts 02199
               Attention: George Ticknor, Esq.

          If to the Trustee:

               Corporate Trust Officer
               10161 Centurion Parkway
               Jacksonville, FL 32256

          The Company, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications. Any notice or communication to the Company, the Trustee or the Guarantors shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Noteholder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication to a Noteholder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

          In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 12.03. Communications by Holders with Other Holders.

          Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.05. Statements Required in Certificate and Opinion.

          Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

Section 12.06. When Treasury Notes Disregarded.

          In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Guarantor or any other obligor on the Notes or by any Affiliate of any of them shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Company, a Guarantor or any other obligor upon the Notes or any Affiliate of any of them.

Section 12.07. Rules by Trustee and Agents.

          The Trustee may make reasonable rules for action by or at meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 12.08. Business Days; Legal Holidays.

          A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally recognized holiday or a day on which banking institutions are not required to be open in the State of New York or the Commonwealth of Massachusetts.

          If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 12.09. Governing Law.

          THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE GUARANTEES.

Section 12.10. No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 12.11. No Recourse Against Others.

          A director, officer, employee, stockholder or incorporator, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 12.12. Successors.

          All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

Section 12.13. Multiple Counterparts.

          The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 12.14. Table of Contents, Headings, etc.

          The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.15. Separability.

          Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.16. Rights as Set Forth Herein.

          Each party intends that this Indenture shall not benefit or create any right or cause of action in any Person other than the parties hereto or as specifically set forth herein.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed, and the Company's corporate seal to be hereunto affixed and attested, all as of the date and year first written above.

                                        LAMAR MEDIA CORP.


                                        By: /s/ Keith A. Istre
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer

                                        AMERICAN SIGNS, INC.
                                        COLORADO LOGOS, INC.
                                        DAUM ADVERTISING COMPANY, INC.
                                        FLORIDA LOGOS, INC.
                                        KANSAS LOGOS, INC.
                                        LAMAR ADVERTISING OF COLORADO SPRINGS,
                                           INC.
                                        LAMAR ADVERTISING OF KENTUCKY, INC.
                                        LAMAR ADVERTISING OF MICHIGAN, INC.
                                        LAMAR ADVERTISING OF OKLAHOMA, INC.
                                        LAMAR ADVERTISING OF SOUTH DAKOTA, INC.
                                        LAMAR ADVERTISING OF YOUNGSTOWN, INC.
                                        LAMAR ADVERTISING SOUTHWEST, INC.
                                        LAMAR BENCHES, INC.
                                        LAMAR DOA TENNESSEE HOLDINGS, INC.
                                        LAMAR DOA TENNESSEE, INC.
                                        LAMAR ELECTRICAL, INC.
                                        LAMAR FLORIDA, INC.
                                        LAMAR I-40 WEST, INC.
                                        LAMAR OBIE CORPORATION
                                        LAMAR OCI NORTH CORPORATION
                                        LAMAR OCI SOUTH CORPORATION
                                        LAMAR OHIO OUTDOOR HOLDING CORP.
                                        LAMAR OKLAHOMA HOLDING COMPANY, INC.
                                        LAMAR PENSACOLA TRANSIT, INC.
                                        LAMAR TEXAS GENERAL PARTNER, INC.
                                        MICHIGAN LOGOS, INC.
                                        MINNESOTA LOGOS, INC.
                                        NEBRASKA LOGOS, INC.
                                        NEVADA LOGOS, INC.
                                        NEW MEXICO LOGOS, INC.
                                        O. B. WALLS, INC.
                                        OHIO LOGOS, INC.
                                        OUTDOOR MARKETING SYSTEMS, INC.
                                        PREMERE OUTDOOR, INC.
                                        SOUTH CAROLINA LOGOS, INC.
                                        TENNESSEE LOGOS, INC.
                                        TLC PROPERTIES II, INC.
                                        TLC PROPERTIES, INC.
                                        UTAH LOGOS, INC.


                                        By: /s/ Keith A. Istre
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer

                                        DELAWARE LOGOS, L.L.C.
                                        GEORGIA LOGOS, L.L.C.
                                        KENTUCKY LOGOS, LLC
                                        MAINE LOGOS, L.L.C.
                                        MISSISSIPPI LOGOS, L.L.C.
                                        MISSOURI LOGOS, LLC
                                        NEW JERSEY LOGOS, L.L.C.
                                        OKLAHOMA LOGOS, L.L.C.
                                        VIRGINIA LOGOS, LLC
                                        WASHINGTON LOGOS, L.L.C.

                                        By: Interstate Logos, L.L.C., its
                                            Managing Member

                                        By: Lamar Media Corp., its Managing
                                            Member


                                        By: /s/ Keith A. Istre
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer


                                        INTERSTATE LOGOS, L.L.C.
                                        THE LAMAR COMPANY, L.L.C.

                                        By: Lamar Media Corp., its Managing
                                            Member


                                        By: /s/ Keith A. Istre
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer

                                        LAMAR ADVERTISING OF LOUISIANA, L.L.C.
                                        LAMAR ADVERTISING OF PENN, LLC
                                        LAMAR TENNESSEE, L.L.C.
                                        LC BILLBOARD L.L.C.

                                        By: The Lamar Company, L.L.C., its
                                            Managing Member

                                        By: Lamar Media Corp., its Managing
                                            Member


                                        By: /s/ Keith A. Istre
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer


                                        LAMAR TEXAS LIMITED PARTNERSHIP

                                        By: Lamar Texas General Partner, Inc.,
                                            its General Partner


                                        By: /s/ Keith A. Istre
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer


                                        TLC FARMS, L.L.C.
                                        TLC Properties, L.L.C.

                                        By: TLC Properties, Inc., its Managing
                                            Member


                                        By: /s/ Keith A. Istre
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer

                                        OUTDOOR PROMOTIONS WEST, LLC
                                        TRIUMPH OUTDOOR RHODE ISLAND, LLC

                                        By: Triumph Outdoor Holdings, LLC,
                                            its Managing Member

                                        By: Lamar Central Outdoor, LLC,
                                            its Managing Member

                                        By: Lamar Media Corp.,
                                            its Managing Member


                                        By: /s/ Keith A. Istre
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer


                                        LAMAR ADVANTAGE GP COMPANY, LLC
                                        LAMAR ADVANTAGE LP COMPANY, LLC
                                        TRIUMPH OUTDOOR HOLDINGS, LLC

                                        By: Lamar Central Outdoor, LLC,
                                            its Managing Member

                                        By: Lamar Media Corp.,
                                            its Managing Member


                                        By: /s/ Keith A. Istre
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer


                                        LAMAR CENTRAL OUTDOOR, LLC

                                        By: Lamar Media Corp., its Managing
                                            Member


                                        By: /s/ Keith A. Istre
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer

                                        LAMAR AIR, L.L.C.

                                        By: The Lamar Company, L.L.C., its
                                            Managing Member

                                        By: Lamar Media Corp., its Managing
                                            Member


                                        By: /s/ Keith A. Istre
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer


                                        LAMAR T.T.R., L.L.C.

                                        By: Lamar Advertising of Youngstown,
                                            Inc., its Managing Member


                                        By: /s/ Keith A. Istre
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer


                                        OUTDOOR MARKETING SYSTEMS, L.L.C.

                                        By: Outdoor Marketing Systems, Inc., its
                                            Managing Member


                                        By: /s/ Keith A. Istre
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer


                                        OBIE BILLBOARD LLC

                                        By: Lamar Obie Corporation,
                                            its Managing Member


                                        By: /s/ Keith A. Istre
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer

                                        TEXAS LOGOS, L.P.

                                        By: Oklahoma Logos, L.L.C.,
                                            its General Partner

                                        By: Interstate Logos, L.L.C.,
                                            its Managing Member

                                        By: Lamar Media Corp.,
                                            its Managing Member


                                        By: /s/ Keith A. Istre
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer


                                        LAMAR ADVANTAGE OUTDOOR COMPANY, L.P.

                                        By: Lamar Advantage GP Company, LLC,
                                            its General Partner

                                        By: Lamar Central Outdoor, LLC,
                                            its Managing Member

                                        By: Lamar Media Corp.,
                                            its Managing Member


                                        By: /s/ Keith A. Istre
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer


                                        LAMAR ADVANTAGE HOLDING COMPANY


                                        By: /s/ Keith A. Istre
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer

                                        THE BANK OF NEW YORK TRUST COMPANY,
                                        N.A., as Trustee


                                        By: /s/ William Cardozo
                                            ------------------------------------
                                        Name: William Cardozo
                                        Title: Vice President

                                                                     [EXHIBIT A]

                         [FORM OF FACE OF INITIAL NOTE]

                              [GLOBAL NOTES LEGEND]

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)

                           [PRIVATE PLACEMENT LEGEND]

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE

----------
(1) This paragraph should only be added if the Security is issued in global form.

EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                                LAMAR MEDIA CORP.

               6 5/8% SENIOR SUBORDINATED NOTES DUE 2015--SERIES B

No. _____                                                      CUSIP No. _______
                                                                        $_______

          LAMAR MEDIA CORP., a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of $_____________, on August 15, 2015.

Interest Payment Dates: February 15 and August 15, commencing February 15, 2007.

Record Dates:           February 1 and August 1, commencing February 1, 2007
                        (whether or nor a business day).

          Additional provisions of this Note are set forth on the other side of this Note.

                                        LAMAR MEDIA CORP.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

THE BANK OF NEW YORK TRUST
COMPANY, N.A.

as Trustee, certifies that this is
one of the 6 5/8% Senior Subordinated
Notes due 2015--Series B referred to
in the Indenture


By:
    ---------------------------------
    Authorized Signatory

                     [FORM OF REVERSE SIDE OF INITIAL NOTE]

                               LAMAR MEDIA CORP.

               6 5/8% SENIOR SUBORDINATED NOTES DUE 2015--SERIES B

1.   INTEREST.

          Lamar Media Corp., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note semiannually on February 15 and August 15 of each year (each an "Interest Payment Date"), commencing on February 15, 2007 at the rate of 6 5/8% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from August 17, 2006.

          The Company shall pay interest on overdue principal, and on overdue premium, if any, and overdue interest, to the extent lawful, at a rate equal to the rate of interest otherwise payable on the Notes.

          Pursuant to the Registration Rights Agreement, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for notes of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement), guaranteed by the Guarantors, which notes have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

2.   METHOD OF PAYMENT.

          The Company will pay interest on this Note provided for in Paragraph 1 above (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on the Record Date immediately preceding the Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that so long as this Note is a Global Note such payments will be made in immediately available funds and the Company may pay principal, premium, if any, and interest on a Note which is not a Global Note by check payable in such money. The Company may mail an interest check with respect to any Note that is not a Global Note to the Holder's registered address.

3.   PAYING AGENT AND REGISTRAR.

          Initially, The Bank of New York Trust Company, N.A., a national association organized under the laws of the United States of America (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders of the Notes. Neither the Company nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as registrar or co-registrar.

4.   INDENTURE; RESTRICTIVE COVENANTS.

          The Company issued this Note under an Indenture dated as of August 17, 2006 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Trust Indenture Act for a statement of them. All capitalized terms in this Note, unless otherwise defined, have the meanings assigned to them by the Indenture.

          The Notes are general unsecured obligations of the Company unlimited in principal amount. The Indenture imposes certain restrictions on, among other things, the incurrence of Indebtedness and Liens by the Company and its Restricted Subsidiaries, mergers and sale of assets, the payment of dividends on, or the repurchase of, Capital Stock of the Company and its Restricted Subsidiaries, certain other Restricted Payments by the Company and its Restricted Subsidiaries and certain transactions with Affiliates.

5.   SUBORDINATION.

          The Indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

6.   OPTIONAL REDEMPTION.

          The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after August 15, 2010 at the following redemption prices (expressed as a percentage of principal amount), together, in each case, with accrued and unpaid interest to (but not including) the redemption date, if redeemed during the twelve-month period beginning on August 15, of each year listed below:

Year                        Percentage
----                        ----------
2010.....................    103.313%
2011.....................    102.208%
2012.....................    101.104%
2013 and thereafter......    100.000%

          Notwithstanding the foregoing, the Company may redeem in the aggregate up to 35% of the original principal amount of the Notes at any time and from time to time prior to August 15, 2008 at a redemption price equal to 106.625% of the aggregate principal amount so redeemed, plus accrued interest to but not including the redemption date, out of the Net Proceeds of one or more Equity Offerings; provided, however, that at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 120 days following the closing of any such Equity Offering.

7.   NOTICE OF REDEMPTION.

          Notice of redemption will be mailed via first-class mail at least 30 days but not more than 60 days prior to the redemption date to each Holder of Notes to be redeemed at its registered address as it shall appear on the register of the Notes maintained by the Registrar. On and after any Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Company shall fail to redeem any such Note.

8.   OFFERS TO PURCHASE.

          The Indenture requires that certain proceeds from Asset Sales be used, subject to further limitations contained therein, to make an offer to purchase certain amounts of Notes in accordance with the procedures set forth in the Indenture. The Company is also required to make an offer to purchase Notes upon occurrence of a Change of Control in accordance with procedures set forth in the Indenture.

9.   DENOMINATIONS, TRANSFER, EXCHANGE.

          The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, a Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption or register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or any Note after it is called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

10.  PERSONS DEEMED OWNERS.

          The registered Holder of this Note may be treated as the owner of it for all purposes.

11.  UNCLAIMED MONEY.

          If money for the payment of principal, premium or interest on any Note remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to money must look to the Company for payment as general creditors unless an "abandoned property" law designates another person.

12.  AMENDMENT, SUPPLEMENT AND WAIVER.

          Subject to certain exceptions, the Indenture or the Notes may be modified, amended or supplemented by the Company, the Guarantors and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding and any existing default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of Holders, the Company, the Guarantors and the Trustee may amend the Indenture or the Notes or supplement the Indenture for certain specified purposes including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not adversely affect the rights of any Holder.

13.  DEFAULTS AND REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

14.  TRUSTEE DEALINGS WITH THE COMPANY.

          The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, any Guarantor or their Affiliates, and may otherwise deal with the Company, any Guarantor or their Affiliates, as if it were not Trustee.

15.  NO RECOURSE AGAINST OTHERS.

          A director, officer, employee, stockholder or incorporator, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Note.

16.  DEFEASANCE AND COVENANT DEFEASANCE.

          The Indenture contains provisions for defeasance of the entire indebtedness on this Note and for defeasance of certain covenants in the Indenture upon compliance by the Company with certain conditions set forth in the Indenture.

17.  ABBREVIATIONS.

          Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors
Act).

18.  CUSIP NUMBERS.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP Numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.  GOVERNING LAW.

          THE INDENTURE, THIS NOTE AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES TO THE INDENTURE AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS NOTE OR THE GUARANTEES.

          THE COMPANY WILL FURNISH TO ANY HOLDER OF A NOTE UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO: LAMAR MEDIA CORP., 5551 CORPORATE BOULEVARD, BATON ROUGE, LOUISIANA 70808, ATTENTION: CHIEF FINANCIAL OFFICER.

                                   ASSIGNMENT

          I or we assign and transfer this Note to:

________________________________________________________________________________
             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

and irrevocably appoint:

________________________________________________________________________________

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.


Date:                                   Your Signature:
      -------------------------------                   ------------------------
                                                        (Sign exactly as your
                                                        name appears on the
                                                        other side of this Note)


Signature Guarantee:
                     -----------------------------------------------------------

                [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

                                    GUARANTEE

          Each Guarantor (the "Guarantor", which term includes any successor Person under the Indenture) has unconditionally guaranteed, on a senior subordinated basis, jointly and severally, to the extent set forth in the Indenture and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and interest on the Notes, to the extent permitted by law and the due and punctual performance of all other Obligations of the Company to the Noteholders or the Trustee all in accordance with the terms set forth in the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise.

          The obligations of each Guarantor to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in
Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee.

          This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                                        Guarantors:

                                        AMERICAN SIGNS, INC.
                                        COLORADO LOGOS, INC.
                                        DAUM ADVERTISING COMPANY, INC.
                                        FLORIDA LOGOS, INC.
                                        KANSAS LOGOS, INC.
                                        LAMAR ADVERTISING OF COLORADO SPRINGS,
                                           INC.
                                        LAMAR ADVERTISING OF KENTUCKY, INC.
                                        LAMAR ADVERTISING OF MICHIGAN, INC.
                                        LAMAR ADVERTISING OF OKLAHOMA, INC.
                                        LAMAR ADVERTISING OF SOUTH DAKOTA, INC.
                                        LAMAR ADVERTISING OF YOUNGSTOWN, INC.
                                        LAMAR ADVERTISING SOUTHWEST, INC.
                                        LAMAR BENCHES, INC.
                                        LAMAR DOA TENNESSEE HOLDINGS, INC.
                                        LAMAR DOA TENNESSEE, INC.
                                        LAMAR ELECTRICAL, INC.
                                        LAMAR FLORIDA, INC.
                                        LAMAR I-40 WEST, INC.
                                        LAMAR OBIE CORPORATION
                                        LAMAR OCI NORTH CORPORATION
                                        LAMAR OCI SOUTH CORPORATION
                                        LAMAR OHIO OUTDOOR HOLDING CORP.
                                        LAMAR OKLAHOMA HOLDING COMPANY, INC.
                                        LAMAR PENSACOLA TRANSIT, INC.
                                        LAMAR TEXAS GENERAL PARTNER, INC.
                                        MICHIGAN LOGOS, INC.
                                        MINNESOTA LOGOS, INC.
                                        NEBRASKA LOGOS, INC.
                                        NEVADA LOGOS, INC.
                                        NEW MEXICO LOGOS, INC.
                                        O. B. WALLS, INC.
                                        OHIO LOGOS, INC.
                                        OUTDOOR MARKETING SYSTEMS, INC.
                                        PREMERE OUTDOOR, INC.
                                        SOUTH CAROLINA LOGOS, INC.
                                        TENNESSEE LOGOS, INC.
                                        TLC PROPERTIES II, INC.
                                        TLC PROPERTIES, INC.
                                        UTAH LOGOS, INC.


                                        By:
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer

                                        DELAWARE LOGOS, L.L.C.
                                        GEORGIA LOGOS, L.L.C.
                                        KENTUCKY LOGOS, LLC

                                        MAINE LOGOS, L.L.C.
                                        MISSISSIPPI LOGOS, L.L.C.
                                        MISSOURI LOGOS, LLC
                                        NEW JERSEY LOGOS, L.L.C.
                                        OKLAHOMA LOGOS, L.L.C.
                                        VIRGINIA LOGOS, LLC
                                        WASHINGTON LOGOS, L.L.C.

                                        By: Interstate Logos, L.L.C.,
                                            its Managing Member

                                        By: Lamar Media Corp.,
                                            its Managing Member


                                        By:
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer


                                        INTERSTATE LOGOS, L.L.C.
                                        THE LAMAR COMPANY, L.L.C.

                                        By: Lamar Media Corp.,
                                            its Managing Member


                                        By:
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer

                                        LAMAR ADVERTISING OF LOUISIANA, L.L.C.
                                        LAMAR ADVERTISING OF PENN, LLC
                                        LAMAR TENNESSEE, L.L.C.
                                        LC BILLBOARD L.L.C.

                                        By: The Lamar Company, L.L.C.,
                                            its Managing Member

                                        By: Lamar Media Corp.,
                                            its Managing Member


                                        By:
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer


                                        LAMAR TEXAS LIMITED PARTNERSHIP

                                        By: Lamar Texas General Partner, Inc.,
                                            its General Partner


                                        By:
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer


                                        TLC FARMS, L.L.C.
                                        TLC Properties, L.L.C.

                                        By: TLC Properties, Inc.,
                                            its Managing Member


                                        By:
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer


                                        OUTDOOR PROMOTIONS WEST, LLC
                                        TRIUMPH OUTDOOR RHODE ISLAND, LLC

                                        By: Triumph Outdoor Holdings, LLC,
                                            its Managing Member

                                        By: Lamar Central Outdoor, LLC,
                                            its Managing Member

                                        By: Lamar Media Corp.,
                                            its Managing Member

                                        By:
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer


                                        LAMAR ADVANTAGE GP COMPANY, LLC
                                        LAMAR ADVANTAGE LP COMPANY, LLC
                                        TRIUMPH OUTDOOR HOLDINGS, LLC

                                        By: Lamar Central Outdoor, LLC,
                                            its Managing Member

                                        By: Lamar Media Corp.,
                                            its Managing Member


                                        By:
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer


                                        LAMAR CENTRAL OUTDOOR, LLC

                                        By: Lamar Media Corp.,
                                            its Managing Member


                                        By:
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer


                                        LAMAR AIR, L.L.C.

                                        By: The Lamar Company, L.L.C.,
                                            its Managing Member

                                        By: Lamar Media Corp.,
                                            its Managing Member


                                        By:
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer

                                        LAMAR T.T.R., L.L.C.

                                        By: Lamar Advertising of Youngstown,
                                            Inc., its Managing Member

                                        By:
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer


                                        OUTDOOR MARKETING SYSTEMS, L.L.C.

                                        By: Outdoor Marketing Systems, Inc.,
                                            its Managing Member


                                        By:
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer


                                        OBIE BILLBOARD LLC

                                        By: Lamar Obie Corporation,
                                            its Managing Member


                                        By:
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer

                                        TEXAS LOGOS, L.P.

                                        By: Oklahoma Logos, L.L.C.,
                                            its General Partner

                                        By: Interstate Logos, L.L.C.,
                                            its Managing Member

                                        By: Lamar Media Corp.,
                                            its Managing Member


                                        By:
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer


                                        LAMAR ADVANTAGE OUTDOOR COMPANY, L.P.

                                        By: Lamar Advantage GP Company, LLC,
                                            its General Partner

                                        By: Lamar Central Outdoor, LLC,
                                            its Managing Member

                                        By: Lamar Media Corp.,
                                            its Managing Member


                                        By:
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer


                                        LAMAR ADVANTAGE HOLDING COMPANY


                                        By:
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer

                        CERTIFICATE TO BE DELIVERED UPON
                      EXCHANGE OR REGISTRATION OF TRANSFER

                             RESTRICTED SECURITIES

          This certificate relates to $____________ principal amount of Notes held in (check applicable space) [ ] book-entry or [ ] definitive form by the undersigned.

          The undersigned (check one box below):

     [ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

     [ ] has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

          In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

          CHECK ONE BOX BELOW:

     (1)  [ ]  to the Company; or

     (2) [ ] pursuant to an effective registration statement under the Securities Act of 1933; or

     (3)  [ ]  inside the United States to a "qualified institutional buyer"
               (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

     (4) [ ] outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

     (5) [ ] pursuant to another available exemption from registration such as the exemption provided by Rule 144 under the Securities Act of 1933.

          Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box
(4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                        ----------------------------------------
                                                        Signature


                                        ----------------------------------------
                                                   Signature Guarantee

                                              Signature must be guaranteed

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
       ------------------------------   ----------------------------------------
                                        NOTICE: To be executed by an
                                                executive officer

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

    The following increases or decreases in this Global Note have been made:

                   AMOUNT OF            AMOUNT OF       PRINCIPAL AUTHORIZED
                  INCREASE IN         THIS PRINCIPAL         GLOBAL NOTE       SIGNATURE OF EXCHANGE
  DATE OF     PRINCIPAL AMOUNT OR    AMOUNT OF THIS        FOLLOWING SUCH      OFFICER OF TRUSTEE OR
DECREASE IN    THIS GLOBAL NOTE        GLOBAL NOTE      DECREASE OF INCREASE         CUSTODIAN
-----------   -------------------   -----------------   --------------------   ---------------------


                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.13 or Section 4.19 of the Indenture, check the appropriate box:

          [ ] Section 4.13              [ ] Section 4.19

          If you want to have only part of the Note purchased by the Company pursuant to Section 4.13 or Section 4.19 of the Indenture, state the amount you elect to have purchased:

$________________________

Date:
      --------------------


                                        Your Signature:
                                                        ------------------------
                                                        (Sign exactly as your
                                                        name appears on the face
                                                        of this Note)


-------------------------------------
Signature Guaranteed

                                                                     [EXHIBIT B]

                         [FORM OF FACE OF EXCHANGE NOTE]
                              [GLOBAL NOTES LEGEND]

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(2)

                                LAMAR MEDIA CORP.
               6 5/8% SENIOR SUBORDINATED NOTES DUE 2015--SERIES B

No. ___                                                      CUSIP No. _________
                                                                       $________

          LAMAR MEDIA CORP., a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of $________________, on August 15, 2015.

          Interest Payment Dates: February 15 and August 15, commencing February
                                  15, 2007.

          Record Dates:           February 1 and August 1, commencing February
                                  1, 2007 (whether or not a business day).

          Additional provisions of this Note are set forth on the other side of this Note.

                                        LAMAR MEDIA CORP.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

----------
(2) This paragraph should only be added if the Security is issued in global form.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

as Trustee, certifies that this is one
of the 6 5/8% Senior Subordinated Notes
due 2015--Series B referred to in the
Indenture


By:
    ------------------------------------
    Authorized Signatory

                     [FORM OF REVERSE SIDE OF EXCHANGE NOTE]

                                LAMAR MEDIA CORP.

               6 5/8% SENIOR SUBORDINATED NOTES DUE 2015--SERIES B

1.   INTEREST.

          Lamar Media Corp., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note semiannually on February 15 and August 15 of each year (each, an "Interest Payment Date"), commencing on February 15, 2007, at the rate of 6 5/8% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, from August 17, 2006.

          The Company shall pay interest on overdue principal, and on overdue premium, if any, and overdue interest, to the extent lawful, at a rate equal to the rate of interest otherwise payable on the Notes.

2.   METHOD OF PAYMENT.

          The Company will pay interest on this Note provided for in Paragraph 1 above (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on the Record Date immediately preceding the Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that so long as this Note is a Global Note such payments will be made in immediately available funds and the Company may pay principal, premium, if any, and interest on a Note which is not a Global Note by check payable in such money. The Company may mail an interest check with respect to any Note that is not a Global Note to the Holder's registered address.

3.   PAYING AGENT AND REGISTRAR.

          Initially, The Bank of New York Trust Company, N.A., a national association organized under the laws of the United States of America (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders of the Notes. Neither the Company nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as registrar or co-registrar.

4.   INDENTURE; RESTRICTIVE COVENANTS.

          The Company issued this Note under an Indenture dated as of August 17, 2006 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Trust Indenture Act for a statement of them. All capitalized terms in this Note, unless otherwise defined, have the meanings assigned to them by the Indenture.

          The Notes are general unsecured obligations of the Company unlimited in principal amount. The Indenture imposes certain restrictions on, among other things, the incurrence of Indebtedness and Liens by the Company and its Restricted Subsidiaries, mergers and sale of assets, the payment of dividends on, or the repurchase of, Capital Stock of the Company and its Restricted Subsidiaries, certain other Restricted Payments by the Company and its Restricted Subsidiaries and certain transactions with Affiliates.

5.   SUBORDINATION.

          The Indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

6.   OPTIONAL REDEMPTION.

          The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after August 15, 2010 at the following redemption prices (expressed as a percentage of principal amount), together, in each case, with accrued and unpaid interest to (but not including) the redemption date, if redeemed during the twelve-month period beginning on August 15 of each year listed below:

Year                    Percentage
----                    ----------
2010.................     103.313%
2011.................     102.208%
2012.................     101.104%
2013 and thereafter..     100.000%

          Notwithstanding the foregoing, the Company may redeem in the aggregate up to 35% of the original principal amount of the Notes at any time and from time to time prior to August 15, 2008 at a redemption price equal to 106.625% of the aggregate principal amount so redeemed, plus accrued interest to but not including the redemption date, out of the Net Proceeds of one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 120 days following the closing of any such Equity Offering.

7.   NOTICE OF REDEMPTION.

          Notice of redemption will be mailed via first-class mail at least 30 days but not more than 60 days prior to the redemption date to each Holder of Notes to be redeemed at its registered address as it shall appear on the register of the Notes maintained by the Registrar. On and after any Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Company shall fail to redeem any such Note.

8.   OFFERS TO PURCHASE.

          The Indenture requires that certain proceeds from Asset Sales be used, subject to further limitations contained therein, to make an offer to purchase certain amounts of Notes in accordance with the procedures set forth in the Indenture. The Company is also required to make an offer to purchase Notes upon occurrence of a Change of Control in accordance with procedures set forth in the Indenture.

9.   DENOMINATIONS, TRANSFER, EXCHANGE.

          The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, a Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption or register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or any Note after it is called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

10.  PERSONS DEEMED OWNERS.

          The registered Holder of this Note may be treated as the owner of it for all purposes.

11.  UNCLAIMED MONEY.

          If money for the payment of principal, premium or interest on any Note remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to money must look to the Company for payment as general creditors unless an "abandoned property" law designates another person.

12.  AMENDMENT, SUPPLEMENT AND WAIVER.

          Subject to certain exceptions, the Indenture or the Notes may be modified, amended or supplemented by the Company, the Guarantors and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any existing default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding. Without the consent of Holders, the Company, the Guarantors and the Trustee may amend the Indenture or the Notes or supplement the Indenture for certain specified purposes including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not adversely affect the rights of any Holder.

13.  DEFAULTS AND REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

14. TRUSTEE DEALINGS WITH THE COMPANY.

          The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, any Guarantor or their Affiliates, and may otherwise deal with the Company, any Guarantor or their Affiliates, as if it were not Trustee.

15.  NO RECOURSE AGAINST OTHERS.

          As more fully described in the Indenture, a director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

16.  DEFEASANCE AND COVENANT DEFEASANCE.

          The Indenture contains provisions for defeasance of the entire indebtedness on this Note and for defeasance of certain covenants in the Indenture upon compliance by the Company with certain conditions set forth in the Indenture.

17.  ABBREVIATIONS.

          Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors
Act).

18.  CUSIP NUMBERS.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP Numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.  GOVERNING LAW.

          THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES TO THE INDENTURE AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THIS NOTE.

          THE COMPANY WILL FURNISH TO ANY HOLDER OF A NOTE UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO: LAMAR MEDIA CORP., 5551 CORPORATE BOULEVARD, BATON ROUGE, LOUISIANA 70808, ATTENTION: CHIEF FINANCIAL OFFICER.

                                   ASSIGNMENT

          I or we assign and transfer this Note to:

________________________________________________________________________________
             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

and irrevocably appoint:

________________________________________________________________________________

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:                                   Your Signature:
      ----------------------                            ------------------------
                                                        (Sign exactly as your
                                                        name appears on the
                                                        other side of this Note)


Signature Guarantee:
                     -----------------------------------------------------------

                [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

                                    GUARANTEE

          Each Guarantor (the "Guarantor", which term includes any successor Person under the Indenture) has unconditionally guaranteed, on a senior subordinated basis, jointly and severally, to the extent set forth in the Indenture and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and interest on the Notes, to the extent permitted by law and the due and punctual performance of all other Obligations of the Company to the Noteholders or the Trustee all in accordance with the terms set forth in the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise.

          The obligations of each Guarantor to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in
Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee.

          This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                                        Guarantors:

                                        AMERICAN SIGNS, INC.
                                        COLORADO LOGOS, INC.
                                        DAUM ADVERTISING COMPANY, INC.
                                        FLORIDA LOGOS, INC.
                                        KANSAS LOGOS, INC.
                                        LAMAR ADVERTISING OF COLORADO SPRINGS,
                                           INC.
                                        LAMAR ADVERTISING OF KENTUCKY, INC.
                                        LAMAR ADVERTISING OF MICHIGAN, INC.
                                        LAMAR ADVERTISING OF OKLAHOMA, INC.
                                        LAMAR ADVERTISING OF SOUTH DAKOTA, INC.
                                        LAMAR ADVERTISING OF YOUNGSTOWN, INC.
                                        LAMAR ADVERTISING SOUTHWEST, INC.
                                        LAMAR BENCHES, INC.
                                        LAMAR DOA TENNESSEE HOLDINGS, INC.
                                        LAMAR DOA TENNESSEE, INC.
                                        LAMAR ELECTRICAL, INC.
                                        LAMAR FLORIDA, INC.
                                        LAMAR I-40 WEST, INC.
                                        LAMAR OBIE CORPORATION
                                        LAMAR OCI NORTH CORPORATION
                                        LAMAR OCI SOUTH CORPORATION
                                        LAMAR OHIO OUTDOOR HOLDING CORP.
                                        LAMAR OKLAHOMA HOLDING COMPANY, INC.
                                        LAMAR PENSACOLA TRANSIT, INC.
                                        LAMAR TEXAS GENERAL PARTNER, INC.
                                        MICHIGAN LOGOS, INC.
                                        MINNESOTA LOGOS, INC.
                                        NEBRASKA LOGOS, INC.
                                        NEVADA LOGOS, INC.

                                        NEW MEXICO LOGOS, INC.
                                        O. B. WALLS, INC.
                                        OHIO LOGOS, INC.
                                        OUTDOOR MARKETING SYSTEMS, INC.
                                        PREMERE OUTDOOR, INC.
                                        SOUTH CAROLINA LOGOS, INC.
                                        TENNESSEE LOGOS, INC.
                                        TLC PROPERTIES II, INC.
                                        TLC PROPERTIES, INC.
                                        UTAH LOGOS, INC.


                                        By:
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer


                                        DELAWARE LOGOS, L.L.C.
                                        GEORGIA LOGOS, L.L.C.
                                        KENTUCKY LOGOS, LLC
                                        MAINE LOGOS, L.L.C.
                                        MISSISSIPPI LOGOS, L.L.C.
                                        MISSOURI LOGOS, LLC
                                        NEW JERSEY LOGOS, L.L.C.
                                        OKLAHOMA LOGOS, L.L.C.
                                        VIRGINIA LOGOS, LLC
                                        WASHINGTON LOGOS, L.L.C.

                                        By: Interstate Logos, L.L.C., its
                                            Managing Member

                                        By: Lamar Media Corp., its Managing
                                            Member


                                        By:
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer


                                        INTERSTATE LOGOS, L.L.C.
                                        THE LAMAR COMPANY, L.L.C.

                                        By: Lamar Media Corp., its Managing
                                            Member


                                        By:
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer

                                        LAMAR ADVERTISING OF LOUISIANA, L.L.C.
                                        LAMAR ADVERTISING OF PENN, LLC
                                        LAMAR TENNESSEE, L.L.C.
                                        LC BILLBOARD L.L.C.

                                        By: The Lamar Company, L.L.C., its
                                            Managing Member

                                        By: Lamar Media Corp., its Managing
                                            Member


                                        By:
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer


                                        LAMAR TEXAS LIMITED PARTNERSHIP

                                        By: Lamar Texas General Partner, Inc.,
                                            its General Partner


                                        By:
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer


                                        TLC FARMS, L.L.C.
                                        TLC Properties, L.L.C.

                                        By: TLC Properties, Inc., its Managing
                                            Member


                                        By:
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer


                                        OUTDOOR PROMOTIONS WEST, LLC
                                        TRIUMPH OUTDOOR RHODE ISLAND, LLC

                                        By: Triumph Outdoor Holdings, LLC,
                                            its Managing Member

                                        By: Lamar Central Outdoor, LLC,
                                            its Managing Member

                                        By: Lamar Media Corp.,
                                            its Managing Member

                                        By:
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer


                                        LAMAR ADVANTAGE GP COMPANY, LLC
                                        LAMAR ADVANTAGE LP COMPANY, LLC
                                        TRIUMPH OUTDOOR HOLDINGS, LLC

                                        By: Lamar Central Outdoor, LLC,
                                            its Managing Member

                                        By: Lamar Media Corp.,
                                            its Managing Member


                                        By:
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer


                                        LAMAR CENTRAL OUTDOOR, LLC

                                        By: Lamar Media Corp., its Managing
                                            Member


                                        By:
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer


                                        LAMAR AIR, L.L.C.

                                        By: The Lamar Company, L.L.C., its
                                            Managing Member

                                        By: Lamar Media Corp., its Managing
                                            Member


                                        By:
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer


                                        LAMAR T.T.R., L.L.C.

                                        By: Lamar Advertising of Youngstown,
                                            Inc., its Managing Member

                                        By:
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer


                                        OUTDOOR MARKETING SYSTEMS, L.L.C.

                                        By: Outdoor Marketing Systems, Inc., its
                                            Managing Member


                                        By:
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer


                                        OBIE BILLBOARD LLC

                                        By: Lamar Obie Corporation,
                                            its Managing Member


                                        By:
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer

                                        TEXAS LOGOS, L.P.

                                        By: Oklahoma Logos, L.L.C.,
                                            its General Partner

                                        By: Interstate Logos, L.L.C.,
                                            its Managing Member

                                        By: Lamar Media Corp.,
                                            its Managing Member


                                        By:
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer


                                        LAMAR ADVANTAGE OUTDOOR COMPANY, L.P.

                                        By: Lamar Advantage GP Company, LLC,
                                            its General Partner

                                        By: Lamar Central Outdoor, LLC,
                                            its Managing Member

                                        By: Lamar Media Corp.,
                                            its Managing Member


                                        By:
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer


                                        LAMAR ADVANTAGE HOLDING COMPANY


                                        By:
                                            ------------------------------------
                                        Name: Keith A. Istre
                                        Title: Vice President-Finance and
                                               Chief Financial Officer

                        CERTIFICATE TO BE DELIVERED UPON
                      EXCHANGE OR REGISTRATION OF TRANSFER

                              RESTRICTED SECURITIES

          This certificate relates to $____________ principal amount of Notes held in (check applicable space) [ ] book-entry or [ ] definitive form by the undersigned.

          The undersigned (check one box below):

     [ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

     [ ] has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

          In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

          CHECK ONE BOX BELOW:

     (1)  [ ]  to the Company; or

     (2) [ ] pursuant to an effective registration statement under the Securities Act of 1933; or

     (3) [ ] inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

     (4) [ ] outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

     (5) [ ] pursuant to another available exemption from registration such as the exemption provided by Rule 144 under the Securities Act of 1933.

          Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box
(4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                        ----------------------------------------
                                                        Signature


                                        ----------------------------------------
                                                   Signature Guarantee

                                              Signature must be guaranteed

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
       --------------------------       ----------------------------------------
                                        NOTICE: To be executed by an
                                                executive officer

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

    The following increases or decreases in this Global Note have been made:


                   AMOUNT OF            AMOUNT OF        PRINCIPAL AUTHORIZED
                  INCREASE IN         THIS PRINCIPAL    GLOBAL NOTE FOLLOWING   SIGNATURE OF EXCHANGE
  DATE OF       PRINCIPAL AMOUNT      AMOUNT OF THIS       SUCH DECREASE OF     OFFICER OF TRUSTEE OR
DECREASE IN   OR THIS GLOBAL NOTE      GLOBAL NOTE             INCREASE               CUSTODIAN
-----------   -------------------   -----------------   ---------------------   ---------------------


                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.13 or Section 4.19 of the Indenture, check the appropriate box:

          [ ] Section 4.13              [ ] Section 4.19

          If you want to have only part of the Note purchased by the Company pursuant to Section 4.13 or Section 4.19 of the Indenture, state the amount you elect to have purchased:

$_____________

Date:
      ---------------------


                                        Your Signature:
                                                        ------------------------
                                                        (Sign exactly as your
                                                        name appears on the face
                                                        of this Note)


-------------------------------------
Signature Guaranteed

                                                                     [EXHIBIT C]

                     [FORM OF CERTIFICATE TO BE DELIVERED IN
                      CONNECTION WITH TRANSFERS TO NON-QIB
                       INSTITUTIONAL ACCREDITED INVESTORS]

Transferee Letter of Representation
Lamar Media Corp.
c/o [______________________]

Location: Corporate Trust Department

Dear Ladies and Gentlemen:

          This certificate is delivered to request a transfer of $[__________] principal amount of the 6 5/8% Senior Subordinated Notes due 2015--Series B (the "Notes") of Lamar Media Corp. (the "Company").

          Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

                         Name: __________________________________________

                         Address: _______________________________________

                         Taxpayer ID Number: ____________________________

          The undersigned represents and warrants to you that:

          1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) for so long as the securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act that is an institutional accredited investor acquiring the security for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act, or (f) pursuant to another available exemption from the registration requirements of the Securities Act, subject to the Company's and the Trustee's right prior to any such offer, sale or transfer pursuant to clause (e) or (f) to require the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                                        TRANSFEREE:
                                                    ----------------------------


                                        BY:
                                            ------------------------------------

                                                                     [EXHIBIT D]

               [FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                      WITH TRANSFERS PURSUANT TO RULE 144A]

Lamar Media Corp.
c/o [_________________]

Location: Corporate Trust Department

[date]

                    Re:  Lamar Media Corp. (the "Company")
                         6 5/8% Senior Subordinated Notes due 2015--Series B (the "Notes")

Ladies and Gentlemen:

          In connection with our proposed sale of $________ aggregate principal amount of the Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,


                                        ----------------------------------------
                                        [Name of Transferor]


                                        By:
                                            ------------------------------------
                                            Authorized Signature

                                                                     [EXHIBIT E]

                      [FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S]

[date]

Lamar Media Corp.
c/o [________________]

Location: Corporate Trust Department

                    Re:  Lamar Media Corp. (the "Company")
                         6 5/8% Senior Subordinated Notes due 2015--Series B (the "Notes")

Ladies and Gentlemen:

          In connection with our proposed sale of $ ______________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a person in the United States;

          (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or
(b) the transaction was executed in, on or through the facilities of a designated off shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 904(b) of Regulation S, and

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          In addition, if the sale is made during a restricted period and the provisions of Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 904(c)(1).

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,


                                        By:
                                            ------------------------------------
                                            [Name of Transferor]


                                        By:
                                            ------------------------------------
                                            Authorized Signature


                                       E-1